As filed with the Securities and Exchange Commission on October 20, 2026

Registration No. 333-298636

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1

to

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADIAL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-3074668
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Adial Pharmaceuticals, Inc.
4870 Sadler Road, Suite 300
Glen Allen, Virginia 23060
(804) 487-8196
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Cary Claiborne
President and Chief Executive Officer
Adial Pharmaceuticals, Inc.
4870 Sadler Road, Suite 300
Glen Allen, Virginia 23060
(804) 487-8196
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq.	Michael J. Rosenberg, Esq.
Melissa Palat Murawsky, Esq.	N. Danny Shulman, Esq.
Kathleen Cunningham, Esq.	Phillip D. Torrence, Esq.
Blank Rome LLP	Honigman LLP
1271 Avenue of the Americas	2290 First National Building 660 Woodward Avenue
New York 10020	Detroit, MI 48226
Telephone: (212) 885-5000	Telephone: (313) 465-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER 20, 2026

25,148,970 Shares of
Common Stock

This prospectus relates to the proposed resale or other disposition by the selling stockholders identified herein (the “Selling Stockholders”), of up to 25,148,970 shares of common stock, par value $0.001 per share (“Common Stock”), of Adial Pharmaceuticals, Inc. (“Adial,” the “Company,” “we,” “us” and “our”), consisting of: (i) 437,421 shares of Common Stock (the “Merger Common Shares”) issued by us to the former stockholders of Azora Therapeutics, Inc. (“Azora”); (ii) 12,930,601 shares of Common Stock issuable upon conversion of 12,930.601 shares (the “Merger Preferred Shares”) of our Series A Non-Voting Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), issued by us to the former stockholders of Azora; (iii) 9,749,345 shares of Common Stock issuable upon exercise of pre-funded warrants (the “PIPE Pre-Funded Warrants”) that we issued to accredited investors (the “PIPE Investors”) in a private placement transaction (the “PIPE”) on June 12, 2026, and (iv) 2,031,603 shares of Common Stock issuable upon exercise of pre-funded warrants (the “Noteholder Pre-Funded Warrants” and, together with the PIPE Pre-Funded Warrants, the “Initial Closing Pre-Funded Warrants”) that we issued to the former convertible noteholders (the “Former Azora Noteholders”) of Azora on June 11, 2026 in exchange for the extinguishment of the payment guaranty and the retirement of the notes held by the Former Azora Noteholders in the principal amount of $5,500,000 (the “Azora Notes”). Subject to receiving approval by our stockholders of the issuance of the shares of Common Stock upon conversion of the Merger Preferred Shares and exercise of the Initial Closing Pre-Funded Warrants in accordance with Nasdaq listing rules, and subject to certain beneficial ownership limitations, each Merger Preferred Share will convert into 1,000 shares of Common Stock on the third day after the receipt of such stockholder approval and each Initial Closing Pre-Funded Warrant will be exercisable for one share of Common Stock. If we are unable to obtain the requisite stockholder approval for the issuance of the Merger Conversion Shares by December 11, 2026, we could be required to make significant cash payments to holders of Merger Preferred Shares who submit conversion notices after that date. See “Risk Factors.” The shares of Common Stock issuable upon conversion of the Merger Preferred Shares registered pursuant to this prospectus are referred to herein as the “Merger Conversion Shares,” the shares of Common Stock issuable upon exercise of the Initial Closing Pre-Funded Warrants are referred to herein as the “Initial Closing Warrant Shares,” and the Merger Common Shares, Merger Conversion Shares and the Initial Closing Warrant Shares registered pursuant to this prospectus are collectively referred to herein as the “Resale Shares.”

On June 11, 2026, we acquired Azora, in accordance with the terms of that Agreement and Plan of Merger, dated June 11, 2026 (the “Merger Agreement”), by and among the Company, Adial Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“First Merger Sub”), Adial Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Second Merger Sub”), and Azora. Pursuant to the Merger Agreement, First Merger Sub merged with and into Azora, pursuant to which Azora was the surviving corporation and became a wholly owned subsidiary of the Company (the “First Merger” and the effective time of the First Merger, the “First Effective Time”). Immediately following the First Merger, Azora merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity and a wholly owned subsidiary of the Company (together with the First Merger, the “Merger”). Under the terms of the Merger Agreement, upon the consummation of the Merger, in exchange for the outstanding shares of capital stock of Azora immediately prior to the effective time of the First Merger, we issued to the stockholders of Azora (i) the 437,421 Merger Common Shares, and (ii) the 12,930.601 Merger Preferred Shares. Additionally, pursuant to the terms of the Merger Agreement, we agreed to guarantee the payment of the Azora Notes to the Former Azora Noteholders. On June 11, 2026, in connection with the Merger, we entered into exchange agreements (the “Exchange Agreements”) with the Former Azora Noteholders to extinguish the payment guaranty and retire the Azora Notes in exchange for Noteholder Pre-Funded Warrants to purchase an aggregate of 2,031,603 shares of Common Stock.

The Merger Common Shares, Merger Preferred Shares and Initial Closing Pre-Funded Warrants were issued in reliance upon the exemptions from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D promulgated thereunder, as applicable. We relied on these exemptions based on, among other things, the facts that the securities were issued in privately negotiated transactions not involving a public offering, without any general solicitation or general advertising, to a limited number of recipients, each of whom had represented that it was a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or an “accredited investor” as defined in Rule 501(a) of Regulation D, acquired the securities for its own account for investment purposes and not with a view to distribution, and received securities bearing restrictive legends. We are registering the Resale Shares for resale by the Selling Stockholders.

We are filing this registration statement on Form S-3, of which this prospectus forms a part, to fulfill our contractual obligations with certain of the Selling Stockholders to provide for the resale by the Selling Stockholders of the Resale Shares offered hereby. See “Selling Stockholders” beginning on page 13 of this prospectus for more information about the Selling Stockholders. The registration of the shares of Common Stock to which this prospectus relates does not require the Selling Stockholders to sell any of their shares of Common Stock. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the Selling Stockholders may sell their Resale Shares hereunder following the effective date of the registration statement of which this prospectus forms a part.

We are not offering any Resale Shares under this prospectus and we will not receive any proceeds from the sale or other disposition of the Resale Shares being registered pursuant to this prospectus. See “Use of Proceeds” beginning on page 12 of this prospectus.

The Selling Stockholders identified in this prospectus, or their pledgees, assignees, donees, transferees or their respective successors-in-interest, may sell the Resale Shares on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, on the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the Selling Stockholders may sell or otherwise dispose of their Resale Shares hereunder.

You should carefully read this prospectus and any applicable prospectus supplement, as well as any documents incorporated by reference into the registration statement of which this Prospectus forms a part, before you invest in any of the securities being offered.

No underwriter or other person has been engaged to facilitate the sale of the Resale Shares in this offering. We have agreed to bear all of the expenses in connection with the registration of the Resale Shares pursuant to this prospectus. The Selling Stockholders will pay or assume all commissions, discounts, fees of underwriters, agents, selling brokers or dealer managers and similar expenses, if any, attributable to their respective sales of the shares of Common Stock.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ADIL.” On October 20, 2026, the last reported sale price of our Common Stock on Nasdaq was $3.82 per share. There is no established public trading market for any of the Merger Preferred Shares or Initial Closing Pre-Funded Warrants and we do not expect a market to develop.

We are a “smaller reporting company,” as defined under the federal securities laws, and, as such, have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings. See the section of this prospectus entitled “Prospectus Summary - Implications of Being a Smaller Reporting Company.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make an investment decision.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus, as described beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2026

Neither we nor the Selling Stockholders have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The Selling Stockholders may offer to sell, and seek offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of Common Stock.

In this prospectus, the “Company,” “we,” “us,” “our” and “Adial” refer to Adial Pharmaceuticals, Inc.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). Under this registration process, the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholders of the Resale Shares offered by them described in this prospectus.

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the Selling Stockholders have authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. Neither we nor the Selling Stockholders take any responsibility for, or provide any assurance as to the reliability of, any information other than the information in this prospectus, any accompanying prospectus supplement or in any related free-writing prospectus filed by us with the SEC. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the shares of Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus and the documents incorporated by reference into this prospectus include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. We are ultimately responsible for all disclosure included in this prospectus.

The Selling Stockholders are offering the Resale Shares only in jurisdictions where such sales are permitted. The distribution of this prospectus and the sale of the Resale Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the sale of the Resale Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Resale Shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the full text of the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.” Please read this prospectus carefully, together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference,” before buying any of the securities offered.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain predictive or “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. All statements other than statements of current or historical fact contained in this prospectus, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “potential,” “will,” “should,” “would” and similar words or expressions, or the negative of those words or expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties.

The section in this prospectus entitled “Risk Factors” and the sections in our periodic reports, including the Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC, on March 5, 2026, and subsequent Quarterly Reports on Form 10-Q entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference into this prospectus, discuss some of the other factors that could contribute to differences.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included important factors in the cautionary statements included in this document and the documents incorporated by reference in this prospectus, particularly in the section entitled “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this prospectus and the documents that we have filed as exhibits to this prospectus and incorporated by reference herein completely and with the understanding that our actual future results may be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements contained in this prospectus and the documents incorporated by reference in this prospectus are made as of the date of this prospectus and the dates of the documents incorporated by reference in this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should read this entire prospectus and the documents incorporated by reference carefully, especially the risks of investing in our Common Stock discussed under and incorporated by reference in “Risk Factors” on page 7 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus, before making an investment decision.

Company Overview

Overview

We are a clinical-stage biopharmaceutical company focused on developing treatments for serious inflammatory diseases, and the development of therapeutics for the treatment or prevention of addiction and related disorders. On June 11, 2026, we completed our previously announced acquisition of Azora, a biopharmaceutical company developing treatments for serious inflammatory diseases, pursuant to the Merger Agreement. On June 12, 2026, we received approximately $24.3 million in net proceeds from the closing of the PIPE, which is in addition to the retirement of the $5.5 million of the Azora Notes pursuant to the Exchange Agreements, with potential additional milestone closings (the “Milestone Closings”) in the future, the funding of which is solely at the option of the PIPE Investors and the Former Azora Noteholders, none of whom is obligated to participate. The Merger brought Azora’s lead investigational candidate, AT177, into our pipeline.

Azora has historically focused on developing aryl hydrocarbon receptor (“AhR”) agonists to treat autoimmune diseases including ulcerative colitis. Following the Merger, our focus has shifted to the treatment of serious inflammatory diseases and our lead program is AT177, which is being studied for the treatment of ulcerative colitis (“UC”). AT177 is a fully synthetic, patented, oral AhR agonist designed to restore mucosal immune homeostasis at the site of disease with minimal systemic exposure. Its active ingredient is a prodrug of indirubin, which we believe is one of the most potent AhR agonists within indigo naturalis, a botanical extract that has been evaluated in clinical studies in patients with ulcerative colitis but has not been approved by the U.S. Food and Drug Administration (the “FDA”) or any comparable foreign regulatory authority for the treatment of ulcerative colitis. AT177’s colon-targeted formulation is designed to deliver AhR engagement to the colonic mucosa while limiting systemic AhR exposure. In preclinical studies, AT177 demonstrated local colonic AhR activation with limited systemic exposure. AT177 is currently in IND-enabling studies, with an investigational new drug filing planned for the first half of 2027, initiation of a Phase 1a single- and multiple-ascending-dose clinical trial planned to commence in the first half of 2027, followed by a Phase 1b proof-of-concept study in UC patients, in each case subject to the appropriate regulatory authorities allowing our planned studies to proceed.

Merger, PIPE and Note Exchange

On June 11, 2026, we acquired Azora, in accordance with the terms of the Merger Agreement. Under the terms of the Merger Agreement, at the closing of the Merger, in exchange for the capital stock of Azora outstanding immediately prior to the effective time of the First Merger, we issued to the former stockholders of Azora an aggregate of (i) 437,421 shares of Common Stock, which represented 19.99% of our Common Stock as of immediately prior to the execution of the Merger Agreement, and (ii) 12,930.601 shares of Series A Preferred Stock. In addition, all options to purchase Azora common stock outstanding immediately prior to the effective time of the First Merger were assumed by the Company and converted into options to purchase an aggregate of 1,177,782 shares of Common Stock, the exercise of which is subject to stockholder approval. The Merger added Azora’s lead asset, AT177, a proprietary colon-targeted aryl hydrocarbon receptor agonist in development for ulcerative colitis, to our pipeline.

In connection with the Merger and as a condition to closing, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the PIPE Investors, pursuant to which, at the initial closing of the PIPE on June 12, 2026 (the “Initial Closing Date”), we issued and sold to the PIPE Investors PIPE Pre-Funded Warrants to purchase an aggregate of 9,749,345 shares of Common Stock for an aggregate purchase price of $26.8 million, and agreed to issue and sell, at one or more Milestone Closings, at the option of each PIPE Investor, additional pre-funded warrants (“Milestone Pre-Funded Warrants”) together with common warrants (the “Milestone Incentive Warrants” and, together with the “Milestone Pre-Funded Warrants, the “Milestone Warrants”) to purchase shares of Common Stock. Pursuant to the terms of the Merger Agreement, we agreed to guarantee the payment of the Azora Notes to the Former Azora Noteholders. In addition, we entered into Exchange Agreements with the Former Azora Noteholders to extinguish our payment guaranty and retire the Azora Notes in exchange for (i) Noteholder Pre-Funded Warrants to purchase an aggregate of 2,031,603 shares of Common Stock and (ii) the right to purchase, at one or more Milestone Closings, Milestone Warrants (the “Azora Note Exchange,” and together with the Merger and the PIPE, the “Transactions”). At the closing of the Transactions, the Purchase Agreement and the Exchange Agreements, respectively, provided that the PIPE Investors’ and the Former Azora Noteholders’ right to purchase Milestone Warrants would be decreased by the percentage of their respective Initial Closing Pre-Funded Warrants that they exercised (the “Penalty Provision”). The Penalty Provision was subsequently removed by the Amendments (as defined and discussed in further detail below). The PIPE Investors and the Azora Noteholders are not obligated to participate in any Milestone Closing, and any future funding at a Milestone Closing is solely at the option of each of the respective PIPE Investors and Former Azora Noteholders. Accordingly, other than with respect to the purchase of Milestone Warrants to purchase an aggregate of 36,976 shares of Common Stock by one of the Former Azora Noteholders, for which we have already received proceeds, there can be no assurance that we will receive any proceeds from any Milestone Closing.

In connection with the Transactions, we entered into a Registration Rights Agreement with the several investors signatory thereto requiring us to prepare and file an initial registration statement within 80 days following the Initial Closing Date to register for resale the shares of Common Stock issuable upon exercise of the Initial Closing Pre-Funded Warrants. We are also required to hold a stockholders’ meeting to, among other things, seek approval of the conversion of the Series A Preferred Stock, the exercise of the assumed options and warrants issued or issuable in the transactions, and a change of control under Nasdaq rules.

In connection with the Merger Agreement, certain Company stockholders entered into support agreements to vote in favor of the meeting proposals, and certain Company and Azora officers, directors and stockholders entered into 180-day lock-up agreements, subject to specified exceptions.

Under the terms of the Merger Agreement, the Purchase Agreement and the Exchange Agreements, as promptly as practicable following the closing of the Merger, we are required to call and hold a meeting of our stockholders to obtain the requisite approval from our stockholders, in accordance with Nasdaq Stock Market Rules, for, among other things, conversion of the Series A Preferred Stock into Common Stock, the exercise of the assumed options issued by the Company in the Merger, the exercise of the Initial Closing Pre-Funded Warrants issued and any Milestone Warrants that may be issued by Company pursuant to the Purchase Agreement and/or the Exchange Agreements, and a change of control under Nasdaq rules (collectively, the “Required Company Stockholder Matters”). We have filed a definitive proxy statement with the SEC to solicit approval of the Required Company Stockholder Matters, among other matters, at our 2026 annual meeting of stockholders (the “2026 Annual Meeting”). On September 17, 2026, we convened our 2026 Annual Meeting and, because we had not yet received Nasdaq’s conditional approval of the Initial Listing Application, we adjourned the meeting solely with respect to the proposals relating to the Required Company Stockholder Matters until October 1, 2026. On October 1, 2026, we reconvened the 2026 Annual Meeting with respect to the Required Company Stockholder Matters, at which time we elected to further adjourn the 2026 Annual Meeting with respect to the proposals relating to the Required Company Stockholder Matters until October 15, 2026. On October 15, 2026, we reconvened the 2026 Annual Meeting a second time with respect to the Required Company Stockholder Matters, as scheduled. However, because we still had not received Nasdaq’s approval of the Initial Listing Application, we further adjourned the 2026 Annual Meeting with respect to the foregoing proposals until October 26, 2026.

If the conversion of the shares of our Series A Preferred Stock into shares of Common Stock is not approved by the date that is six months following the initial issuance date of the Series A Preferred Stock, the holders of the Series A Preferred Stock would be entitled to require us to settle their shares of Series A Preferred Stock for cash at a price per share equal to the fair value of the Series A Preferred Stock at such time, as described in the Certificate of Designation. If we are forced to cash settle a significant amount of the shares of our common stock underlying the Series A Preferred Stock, it could materially affect our results of operations, business and financial condition. The cash settlement price is the closing price on the last trading day before the Company’s receipt of a holder’s conversion notice; based on the $4.01 closing price on September 30, 2026, settling all 12,930,601 shares of common stock issuable upon conversion of the Series A Preferred Stock would cost approximately $51.9 million. Our cash reserves may not be sufficient to fund a full settlement, and we expect that we would seek to raise alternative debt or equity financing to do so. We may be unable to raise additional funds when needed on favorable terms, or at all.  For more information on the Series A Preferred Stock, please refer to the Certificate of Designation, which is incorporated by reference herein and attached as Exhibit 3.6 to the registration statement of which this prospectus is a part.

We have filed an initial Listing Application with Nasdaq (the “Initial Listing Application”). The Initial Listing Application is required because the Company and Nasdaq have determined that the Transactions, including anticipated changes to our management team and our Board of Directors in connection therewith, are expected to constitute a change of control of the Company under Nasdaq Listing Rule 5635(b), effective upon the conversion of the Series A Preferred Stock following receipt of stockholder approval. As a result, the combined company must satisfy all of Nasdaq’s initial listing requirements and complete Nasdaq’s initial listing process. As previously disclosed, the accounting treatment of the Penalty Provision in the Purchase Agreement and the Exchange Agreements caused the Milestone Warrants to be classified as a liability on the Company’s financial statements, which in turn resulted in the Company’s stockholders’ equity falling below the minimum amounts required by Nasdaq for both continued listing compliance and initial listing approval. On September 16, 2026 and September 30, 2026, we entered into amendments to the Purchase Agreement and Exchange Agreements to remove the Penalty Provision (the “Amendments”), which the Company expects will result in the reclassification of the Milestone Warrant rights liability from a liability to equity and the restoration of compliance with Nasdaq’s continued listing stockholders’ equity requirement and to satisfy Nasdaq’s initial listing stockholders’ equity requirement. See “Description of the Transactions” for further details. We are currently awaiting Nasdaq’s further review and conditional approval of the Initial Listing Application following these amendments. As a result, we have adjourned the stockholder vote on the Required Company Stockholder Matters at our 2026 Annual Meeting (originally held September 17, 2026, as previously adjourned in part to October 1, 2026 and October 15, 2026) to October 26, 2026 to provide additional time for Nasdaq to complete its review.

If the Required Company Stockholder Matters and the Initial Listing Application are approved, it is expected that we will change our name to “Azora Therapeutics, Inc.” and our Common Stock will begin trading on The Nasdaq Capital Market under the symbol “AZR” promptly after such approvals are obtained.

If we fail to meet the Nasdaq listing requirements and Nasdaq does not approve the Initial Listing Application, our Common Stock could be delisted from Nasdaq. In addition, we would be required to further adjourn our 2026 Annual Meeting to approve the Required Company Stockholder Matters one or more times for up to 30 days per adjournment, continue to use our reasonable best efforts to obtain approval of the Initial Listing Application and to continue soliciting stockholder approval of the Required Company Stockholder Matters at subsequent annual or special meetings of our stockholders, held at intervals of no more than six months, until such approval of the Initial Listing Application and the approval of the Required Company Stockholder Matters are obtained, which would be time consuming and costly. We cannot assure you that we will be able to meet the Nasdaq continued or initial listing requirements. Furthermore, if we fail to obtain approval of the Initial Listing Application, we may be unable to execute on our plans for the Company following the Merger, which could materially affect our results of operations, business and financial condition.

In connection with the Merger, Dr. Matthew Davidson, Azora’s co-founder and former Chief Executive Officer, was appointed as our Chief Development Officer and as a member of our Board of Directors, and Dr. Julie Saiki was appointed Executive Vice President of Strategy. Our existing management team, including Cary J. Claiborne, our Chief Executive Officer, and Vinay Shah, our Chief Financial Officer, continues to lead the Company, and Wendy Young, Ph.D., formerly Senior Vice President of Small Molecule Drug Discovery at Genentech, was appointed to our Board of Directors as an independent director upon closing of the Merger. It is currently anticipated that Dr. Davidson will be appointed as the Company’s President and Chief Executive Officer effective promptly after the Company’s reconvened 2026 Annual Meeting, if certain of the proposals being presented to stockholders are approved. Prior to completion of the Merger, Dr. Davidson served as the Chief Executive Officer, Co-Founder and Chairman of the Board of Directors of Azora since March 2019. In addition, effective promptly after the Company’s reconvened 2026 Annual Meeting, if certain of the proposals being presented to stockholders are approved, it is currently anticipated that Ms. Celia Economides, who currently serves as our executive vice president of finance, will be appointed as our Chief Financial Officer.

Summary of Risks Related to this Offering

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” set forth below. These risks include, among others, the following:

●	Resales of our Common Stock in the public market by our stockholders as a result of this offering may cause the market price of our Common Stock to fall.

●	The number of shares being registered for resale is significant in relation to the number of our outstanding shares of Common Stock.

●	We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock.

●	Investors who buy shares at different times will likely pay different prices.

●	An active trading market for our Common Stock may not be sustained.

●	Our share price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment.

●	If we are unable to obtain stockholder approval of the conversion of the Series A Preferred Stock, we could be required to make significant cash payments to holders of our Series A Preferred Stock.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our shares held by non-affiliates equals or exceeds $700 million as of the prior June 30th. Such reduced disclosure and corporate governance obligations may make it more challenging for investors to analyze our results of operations and financial prospects. We may be a smaller reporting company even after we are no longer an emerging growth company.

Corporate Information

Adial Pharmaceuticals, L.L.C. was formed as a Virginia limited liability company in November 2010. ADial Pharmaceuticals, L.L.C. converted from a Virginia limited liability company into a Virginia corporation on October 3, 2017, and then reincorporated in Delaware on October 11, 2017 by merging the Virginia corporation with and into Adial Pharmaceuticals, Inc., a Delaware corporation that was incorporated on October 5, 2017 as a wholly owned subsidiary of the Virginia corporation. We refer to this as the corporate conversion/reincorporation. In connection with the corporate conversion/reincorporation, each unit of ADial Pharmaceuticals, L.L.C. was converted into shares of common stock of the Virginia corporation and then into shares of Common Stock of Adial Pharmaceuticals, Inc., the members of ADial Pharmaceuticals, L.L.C. became stockholders of Adial Pharmaceuticals, Inc. and Adial Pharmaceuticals, Inc. succeeded to the business of ADial Pharmaceuticals, L.L.C.

Purnovate, LLC, our wholly owned subsidiary, was formed as a Virginia limited liability company in April 2019. Purnovate, LLC converted from a Virginia limited liability company into a Virginia corporation on January 18, 2021, and reincorporated in Delaware on January 26, 2021 by merging the Virginia corporation with and into Purnovate, Inc., a Delaware corporation that was incorporated on January 20, 2021 and as a wholly owned subsidiary of Adial Pharmaceuticals, Inc. (“Adial”). The assets and business of Purnovate were sold in 2023. While we continue to own the entirety of Purnovate, Inc. shares, Purnovate, LLC is no longer an active entity.

Our principal executive offices are located at 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060, and our telephone number is (804) 487-8196. Our website address is www.adial.com. Information contained in our website does not form part of this prospectus and is intended for informational purposes only. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 5, 2026; our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, as filed with the SEC on May 8, 2026; our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, as filed with the SEC on August 14, 2026; and our Current Reports on Form 8-K as filed with the SEC, as described in the section entitled “Incorporation of Certain Information by Reference” in this prospectus.

THE OFFERING

Common Stock offered by the Selling Stockholders	Up to an aggregate of 25,148,970 shares of Common Stock, consisting of (i) 437,421 Merger Common Shares issued to the former stockholders of Azora upon closing of the Merger, (ii) 12,930,601 Merger Conversion Shares issuable upon conversion of 12,930.601 shares of Merger Preferred Shares issued to the former stockholders of Azora upon closing of the Merger; (iii) 9,749,345 Initial Closing Warrant Shares issuable upon exercise of PIPE Pre-Funded Warrants issued to the PIPE Investors; and (iv) 2,031,603 Initial Closing Warrant Shares issuable upon exercise of Noteholder Pre-Funded Warrants issued to the Former Azora Noteholders.

Common Stock outstanding after this offering (1)	27,337,439 shares

Registration Rights	Under the terms of a registration rights agreement, dated June 11, 2026 (the “Registration Rights Agreement”), that we entered into with the several investors signatory thereto, we agreed, as promptly as practicable following the initial closing of the PIPE, and in any event within 80 days following the date of the Initial Closing, to prepare and file with the SEC an initial registration statement to register for resale the shares of Common Stock issuable upon exercise of the Initial Closing Pre-Funded Warrants issued to the PIPE Investors pursuant to the Purchase Agreement and issued to the Former Azora Noteholders pursuant to the Exchange Agreements. We also agreed to use commercially reasonable efforts to cause the registration statement of which this prospectus forms a part to become effective and to remain continuously effective until the earlier of (i) the date on which the Selling Stockholders have resold or otherwise disposed of all of the Resale Shares covered by this prospectus and (ii) the date on which the Resale Shares covered by this prospectus no longer constitute “Registrable Securities” under the Registration Rights Agreement, such that they may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect. We are filing this registration statement on Form S-3, of which this prospectus forms a part, to fulfill our contractual obligations under the Registration Rights Agreement and to provide for the resale by the Selling Stockholders of the Resale Shares offered hereby.

Terms of the offering	The Selling Stockholders and any of their pledgees, assignees and successors-in-interest will determine when and how they sell the Resale Shares offered in this prospectus and may, from time to time, sell any or all of their shares covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions. These sales may be at fixed or negotiated prices. See “Plan of Distribution.”

Use of proceeds	The Selling Stockholders will receive all of the proceeds from the sale of any Resale Shares sold by them pursuant to this prospectus. We will not receive any proceeds from the sale of the Resale Shares; provided, however, that if any Initial Closing Pre-Funded Warrants are exercised for cash, we will receive the nominal exercise price. See “Use of Proceeds” on page 12 in this prospectus.

Risk factors	See “Risk Factors” starting on page 7 of this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in our Common Stock.

Nasdaq Capital Market symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ADIL”

(1)	Except as otherwise indicated herein, the number of shares of our Common Stock to be outstanding immediately after this offering is based on 2,625,890 shares of Common Stock outstanding as of September 30, 2026, assumes the issuance of the 12,930,601 Merger Conversion Shares and 11,780,948 Initial Closing Warrant Shares, and excludes:

●	1,240,076 shares of Common Stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $18.79 per share (which does not include the Initial Closing Pre-Funded Warrants, which are assumed to be exercised for purposes of this prospectus);

●	2,109,945 shares of Common Stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $4.72 per share;

●	557,248 shares of Common Stock issuable upon the vesting and settlement of outstanding restricted stock units; and

●	3,330 shares of Common Stock reserved for future issuance under the Company’s 2017 Equity Incentive Plan.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the outstanding warrants or options, no settlement of outstanding restricted stock units described in the bullets above, and no grant or issuance of additional shares of Common Stock or securities exercisable or convertible into shares of Common Stock, including without limitation the issuance and/or exercise of the Milestone Warrants.

RISK FACTORS

Our business, results of operations and financial condition and the industry in which we operate are subject to various risks. Accordingly, investing in our securities involves a high degree of risk. This prospectus does not describe all of those risks. You should consider the risk factors described in this prospectus below, as well as those described under the caption “Risk Factors” in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and any amendments thereto, together with the other information contained or incorporated by reference in this prospectus.

We have described below and, in the documents incorporated by reference herein, the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. New risks may emerge from time to time, and it is not possible for us to predict all potential risks or to assess the likely impact of all risks. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any amendment to this prospectus or any prospectus supplement. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

If we are unable to obtain stockholder approval of the conversion of the Series A Preferred Stock, we could be required to make significant cash payments to holders of our Series A Preferred Stock.

Under the terms of the Certificate of Designation for the Series A Preferred Stock, if we have not obtained the approval of our stockholders required under Nasdaq listing rules for the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock by December 11, 2026, the date that is six months after the initial issuance of the Series A Preferred Stock (the “Trigger Date”), or if we otherwise fail to timely deliver shares of Common Stock to a converting holder, holders of Series A Preferred Stock who deliver a conversion notice after the Trigger Date will be entitled to require us to settle the shares of Common Stock underlying their Series A Preferred Stock in cash, in an amount equal to the closing price of our Common Stock on the last trading day before the holder delivers its notice. Based on the closing price of our Common Stock of $4.01 per share on September 30, 2026 the aggregate cash payment that would be required if the holders of all 12,930.601 outstanding shares of Series A Preferred Stock (convertible into 12,930,601 shares of Common Stock) elected cash settlement would be approximately $51.9 million, compared to cash and cash equivalents of approximately $28.7 million as of June 30, 2026. We do not have sufficient funds to make such payments in full, and making such payments, even in part, would substantially reduce the capital available to fund the development of AT177 and our other operations. If we were required to make such payments, we would need to seek additional financing which may be on unfavorable terms, delay, reduce or discontinue our development programs, or seek to restructure our obligations to holders of the Series A Preferred Stock, and we may be unable to satisfy those obligations in full. Although we have convened our 2026 Annual Meeting to seek this approval, the vote on the relevant proposals has been adjourned pending Nasdaq’s conditional approval of our Initial Listing Application, and there can be no assurance that such approval will be obtained before the Trigger Date or at all.

We could lose our listing on the Nasdaq Capital Market if our stockholders’ equity does not meet Nasdaq requirements or if we do not comply with other Nasdaq requirements, including if we do not receive the conditional approval from Nasdaq of our Initial Listing Application prior to our receipt of stockholder approval of the Transaction Stockholder Matters. The loss of our Nasdaq listing would likely have an adverse effect on the liquidity and market price of our Common Stock.

Pursuant to the Nasdaq continued listing rules, we are currently required to maintain stockholders’ equity in excess of $2.5 million. Our stockholders’ equity as of June 30, 2026 did not meet Nasdaq rules for continued listing of our stock on Nasdaq Capital Market. As a result, on August 18, 2026, we received a deficiency notice to this effect from Nasdaq with the opportunity to present a plan to Nasdaq, by no later than October 2, 2026, for regaining compliance. We submitted such a plan to Nasdaq on October 2, 2026, and are currently awaiting feedback from Nasdaq with respect to such plan. Additionally, Nasdaq Listing Rule 5110 requires that we submit, and Nasdaq approve, the Nasdaq Listing Application prior to the approval by our stockholders of a change of control pursuant to Nasdaq Listing Rule 5635(b). We currently expect that the receipt of stockholder approval of the conversion of the shares Series A Preferred Stock, together with certain other expected changes to our management team and Board of Directors and other factors, will result in a change of control under Nasdaq rules.

We currently anticipate that we will be able to take the necessary actions to regain compliance with the $2.5 million stockholder’s equity continued listing requirement at such time that we receive stockholder approval and that we will be able to take the necessary actions to obtain conditional approval of our Initial Listing Application from Nasdaq prior to our reconvened 2026 Annual Meeting; however, no assurances can be provided that we will satisfy such requirements or be able to obtain the conditional approval of our Initial Listing Application from Nasdaq prior to our reconvened 2026 Annual Meeting.

A delisting of our Common Stock would have an adverse effect on the liquidity and market price of our Common Stock and on our ability to raise additional capital in the public markets. In the event of a delisting from the Nasdaq Capital Market, our common stock would likely be traded in the over-the-counter inter-dealer quotation system, more commonly known as the OTC. OTC transactions involve risks in addition to those associated with transactions in securities traded on the securities exchanges, such as the Nasdaq Capital Market, or exchange-listed stocks. Many OTC stocks trade less frequently and in smaller volumes than exchange-listed stocks. Accordingly, our common stock would likely be less liquid than it would be otherwise. Also, the prices of OTC stocks are often more volatile than exchange-listed stocks. Additionally, many institutional investors are prohibited from investing in OTC stocks, and it might be more challenging to raise capital when needed.

Resales of our Common Stock in the public market by our stockholders as a result of this offering may cause the market price of our Common Stock to fall.

We are registering the Resale Shares for resale by the Selling Stockholders. Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock. The issuance of shares of Common Stock upon conversion of the shares of our Series A Preferred Stock or exercise of the Initial Closing Pre-Funded Warrants could result in resales of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities exercisable or convertible into Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

The number of shares being registered for resale is significant in relation to the number of our outstanding shares of Common Stock.

We have filed the registration statement of which this prospectus forms a part to register the shares offered hereunder for sale into the public market by the Selling Stockholders. These shares represent a large number of shares of our outstanding shares of Common Stock, and if sold in the market all at once or at about the same time, could depress the market price of our Common Stock during the period the registration statement remains effective and could also affect our ability to raise equity capital.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock.

We may from time to time issue additional shares of Common Stock or other securities exercisable for, or convertible into, shares of Common Stock. We have a substantial number of convertible securities outstanding. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, which may provide for the issuance of debt securities or shares of Common Stock, preferred stock or other securities. Any future issuances of Common Stock or securities exercisable for, or convertible into, shares of our Common Stock, including upon the exercise of our outstanding warrants or options, the vesting of restricted stock awards, would further dilute the percentage ownership of us held by holders of Common Stock and may have a negative effect on the price of our Common Stock. In addition, the issuance of certain securities may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of our Common Stock.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase Resale Shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results.

An active trading market for our Common Stock may not be sustained.

Although our Common Stock is listed on Nasdaq, the market for our Common Stock has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our Common Stock may impair investors’ ability to sell their shares of Common Stock at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares of Common Stock and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to utilize our shares as consideration in any licensing or other collaboration transactions with third parties.

Our share price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment.

Our Common Stock is currently traded on Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our Common Stock may not necessarily be a reliable indicator of our fair market value. The price at which our Common Stock trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of sources of revenues, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

DESCRIPTION OF THE TRANSACTIONS

The Merger

On June 11, 2026, we completed our acquisition of Azora in accordance with the terms of the Merger Agreement, by and among the Company, First Merger Sub, Second Merger Sub, and Azora. Pursuant to the Merger Agreement, First Merger Sub merged with and into Azora, with Azora surviving as a wholly owned subsidiary of the Company, and immediately thereafter Azora merged with and into Second Merger Sub, with Second Merger Sub surviving as a wholly owned subsidiary of the Company.

Under the terms of the Merger Agreement, at the closing of the Merger, in exchange for the capital stock of Azora outstanding immediately prior to the effective time of the First Merger, we issued to the former stockholders of Azora an aggregate of (i) 437,421 shares of Common Stock, which represented 19.99% of our Common Stock as of immediately prior to the execution of the Merger Agreement, and (ii) 12,930.601 shares of Series A Preferred Stock, each share of which is convertible into 1,000 shares of Common Stock, subject to stockholder approval and certain beneficial ownership limitations. In addition, all options to purchase Azora common stock outstanding immediately prior to the effective time of the First Merger were assumed by the Company and converted into options to purchase an aggregate of 1,177,782 shares of Common Stock, the exercise of which is subject to stockholder approval. The Merger added Azora’s lead asset, AT177, a proprietary colon-targeted aryl hydrocarbon receptor agonist in development for ulcerative colitis, to our pipeline.

Immediately following the consummation of the Merger, but prior to giving effect to the PIPE and the Azora Note Exchange, and assuming the conversion of all shares of Series A Preferred Stock issued pursuant to the Merger Agreement into shares of Common Stock without giving effect to any beneficial ownership limitations, pre-Merger equityholders of the Company held approximately 13.1% of the issued and outstanding shares of Common Stock and former equityholders of Azora held approximately 86.9% of the issued and outstanding shares of Common Stock, on a fully diluted basis.

The Company has agreed to hold a stockholders’ meeting to submit certain matters to its stockholders for consideration, including approval of the conversion of the Series A Preferred Stock into shares of Common Stock, approval of the exercise of the assumed options, approval of the exercise of the Initial Closing Pre-Funded Warrants, approval of the exercise of the Milestone Pre-Funded Warrants and Milestone Incentive Warrants that may be issued at Milestone Closings, solely at the option of each PIPE Investor and Former Azora Noteholder, approval of a change of control under Nasdaq rules and certain other related matters. If we do not obtain stockholder approval of the conversion of the Series A Preferred Stock by December 11, 2026, holders of Series A Preferred Stock who submit conversion notices after that date could require us to make significant cash payments in lieu of issuing shares of Common Stock. See “Risk Factors.”

In connection with the execution of the Merger Agreement, the Company and Azora entered into support agreements with certain of the Company’s officers and directors, solely in their capacities as stockholders, pursuant to which such stockholders agreed to vote all of their shares of Common Stock in favor of the meeting proposals, subject to and in accordance with the terms of the support agreements. In addition, certain officers, directors and stockholders of Azora as of immediately prior to the Merger, and certain directors and officers of the Company as of immediately prior to the Merger, entered into lock-up agreements with the Company and Azora, pursuant to which each such person is subject to a 180-day lock-up on the sale or transfer of shares of Common Stock, or any securities convertible, exercisable or exchangeable for Common Stock, held by such person at the Merger Closing, subject to certain exceptions.

The PIPE

On June 11, 2026, in connection with and as a condition to closing of the Merger, we entered into the Purchase Agreement with the PIPE Investors, pursuant to which we agreed to issue and sell, at the initial closing, PIPE Pre-Funded Warrants to purchase an aggregate of 9,749,345 shares of Common Stock at a price of $2.7489 per PIPE Pre-Funded Warrant (the “Purchase Price”), for an aggregate purchase price of $26.8 million. The net proceeds to the Company from the closing were approximately $24.3 million, after deducting placement agent fees and other offering expenses payable by the Company.

The Purchase Agreement also provides that, at one or more Milestone Closings, PIPE Investors may purchase Milestone Pre-Funded Warrants to purchase up to an aggregate of 9,749,345 shares of Common Stock and Milestone Incentive Warrants to purchase up to an aggregate of 9,749,345 shares of Common Stock, at a combined price equal to $2.7489 per Milestone Pre-Funded Warrant and accompanying Milestone Incentive Warrant, for an aggregate purchase price of up to $26.8 million. Any purchase of Milestone Warrants at a Milestone Closing is solely at the option of each PIPE Investor, and no PIPE Investor is obligated to purchase any Milestone Warrants. Accordingly, there can be no assurance that we will receive any proceeds from any Milestone Closing.

A milestone event will occur upon either (i) the Company’s public announcement that the first human has been dosed with AT177 in a Phase 1 clinical trial in a single ascending dose/multiple ascending dose study, or an IND for AT177 going into effect per 21 C.F.R. 312.40(b), or (ii) the achievement of a volume-weighted average price per share of Common Stock equal to or greater than 400% of the Purchase Price, subject to adjustment, measured during any 10 consecutive trading days during any 30 trading-day period. Regardless of whether a milestone event has occurred, each PIPE Investor has the right to complete one or more milestone purchases at any time following the date of the Initial Closing and prior to the date that is 30 calendar days following delivery of the milestone event notice.

Each Initial Closing Pre-Funded Warrant has, and each Milestone Pre-Funded Warrant will have, an exercise price per share of Common Stock equal to $0.001, will never expire until fully exercised and, subject to receipt of the applicable stockholder approval and certain beneficial ownership and other limitations, will be exercisable for one share of Common Stock. Each Milestone Incentive Warrant will have an exercise price per share of Common Stock equal to the Purchase Price, will expire five years from the date of issuance and, subject to receipt of the applicable stockholder approval and certain beneficial ownership and other limitations, will be exercisable for one share of Common Stock.

After the closing of the PIPE, it was determined that, for accounting purposes, the Penalty Provision in the Purchase Agreement caused the entire value of the Milestone Warrants that the PIPE Investors have a right to purchase to be classified as a liability in the Company’s financial statements, as reflected in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which the Company filed with the SEC on August 14, 2026. On September 16, 2026, the Company entered into an Amendment No. 2 to Securities Purchase Agreement (the “Purchase Agreement Amendment”) with certain PIPE Investors, constituting holders of the Majority of Interest (as defined in the Purchase Agreement), pursuant to which the Purchase Agreement was amended to (i) remove the Penalty Provision and to (ii) add a provision prohibiting the PIPE Investors from offering for sale, selling, assigning, transferring, pledging or otherwise disposing of certain of the shares of Common Stock issuable upon exercise of the PIPE Pre-Funded Warrants for the lock-up period specified in the Purchase Agreement Amendment, subject to certain exceptions.

As a result of the Amendments, the Milestone Warrant rights now meet the definition of equity classified under the accounting guidance, and as such the Milestone Warrant rights are no longer liability classified.

The Company is prohibited from effecting an exercise of any Initial Closing Pre-Funded Warrants or Milestone Warrants to the extent that such exercise would result in the holder and its affiliates beneficially owning more than 4.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, unless the holder elects a different limit of 9.99% or up to 19.99%, subject to the terms of the Warrants. Any increase to the beneficial ownership limitation will not be effective until the 61st day after the applicable notice is delivered to the Company.

Pursuant to the Purchase Agreement, subject to certain exceptions, from the Initial Closing Date until the date that is ten business days following the later of (i) the Milestone Funding Period Expiration (or, if earlier, the date on which all PIPE Investors have (x) closed their Milestone Closing or (y) have lost their right to participate in a Milestone Closing) and (ii) provided that a resale registration statement covering the shares of Common Stock underlying the Initial Closing Pre-funded Warrants is effective, the Shareholder Approval Date (as defined in the Initial Closing Pre-Funded Warrant), the Company shall not, without the prior written consent of the PIPE Investors holding a majority of the then-outstanding pre-funded warrants issued to the PIPE Investors and the Former Azora Noteholders, issue shares of Common Stock or common stock equivalents at a price per share of Common Stock that is less than $4.25 (the “Minimum Issuance Price”). On August 12, 2026, the Company and certain of the PIPE Investors, constituting holders of a majority of the outstanding PIPE Pre-Funded Warrants, entered into an Amendment No. 1 to Securities Purchase Agreement, pursuant to which the Purchase Agreement was amended to decrease the Minimum Issuance Price from $4.25 to $4.00.

Wendy Young, who was appointed as a director of the Company in connection with the Merger, participated in the PIPE and agreed to purchase Initial Closing Pre-Funded Warrants to purchase 36,378 shares of Common Stock for an aggregate purchase price of $100,000 at the Initial Closing.

Lucid Capital Markets, LLC (“Lucid”) served as the Company’s exclusive placement agent in connection with the PIPE pursuant to an engagement agreement (the “Engagement Agreement”), dated April 23, 2026 and amended on June 11, 2026, entered into between the Company and Lucid, pursuant to which Lucid is entitled to receive (i) a cash fee equal to 5.0% of the aggregate gross proceeds of the Initial Closing of the PIPE, provided that Lucid is only entitled to receive a cash fee equal to 2.5% of the aggregate gross proceeds raised from certain investors.

The Note Exchange

Pursuant to the Merger Agreement, upon closing of the Merger, we agreed to guarantee the payment of $5.5 million in principal amount of Azora Notes issued by Azora to the Former Azora Noteholders. On June 11, 2026, we entered into Exchange Agreements with the Former Azora Noteholders to extinguish the payment guaranty and retire the Azora Notes in exchange for Noteholder Pre-Funded Warrants to purchase an aggregate of 2,031,603 shares of Common Stock, and, as a result, the Azora Notes were deemed repaid in full and all outstanding obligations thereunder were extinguished.

The Former Azora Noteholders are entitled to participate in Milestone Closings to purchase Milestone Pre-Funded Warrants to purchase up to an aggregate of 2,031,603 shares of Common Stock and Milestone Incentive Warrants to purchase up to an aggregate of 2,031,603 shares of Common Stock, at a combined price equal to the Purchase Price, on substantially the same terms as the PIPE Investors under the Purchase Agreement. Any purchase at a Milestone Closing is solely at the option of each Former Azora Noteholder, and no Former Azora Noteholder is obligated to purchase any Milestone Warrants. Accordingly, other than with respect to the purchase of Milestone Warrants to purchase an aggregate of 36,976 shares of Common Stock by one of the Former Azora Noteholders, for which we have already received proceeds, there can be no assurance that we will receive any additional proceeds from any Milestone Closing.

After the closing of the Azora Note Exchange, it was determined that, for accounting purposes, the Penalty Provision in the Exchange Agreements caused the entire value of the Milestone Warrants that the Former Azora Noteholders have a right to purchase to be classified as a liability in the Company’s financial statements, as reflected in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which the Company filed with the SEC on August 14, 2026. On September 16, 2026 and September 30, 2026, the Company entered into an Amendment No. 1 to Note Exchange Agreement (the “Note Agreement Amendment”) with the Former Azora Noteholders, pursuant to which the Exchange Agreements were amended to (i) remove the Penalty Provision and to (ii) add a provision prohibiting the Former Azora Noteholders from offering for sale, selling, assigning, transferring, pledging or otherwise disposing of certain of the shares of Common Stock issuable upon exercise of the Noteholder Pre-Funded Warrants for the lock-up period specified in the Note Agreement Amendment, subject to certain exceptions.

As a result of the Amendments, the Milestone Warrant rights now meet the definition of equity classified under the accounting guidance, and as such the Milestone Warrant rights are no longer liability classified.

Post-Transaction Ownership

Following the consummation of the Initial Closing of the PIPE, the consummation of the Azora Note Exchange and the consummation of the Merger, assuming the full exercise of the Initial Closing Pre-Funded Warrants, and further assuming the conversion of all shares of Series A Preferred Stock issued to Azora stockholders pursuant to the Merger Agreement, in each case without giving effect to any beneficial ownership limitations, equityholders of Adial immediately prior to the Merger owned approximately 7.7% of Adial’s Common Stock, equityholders of Azora immediately prior to the Merger owned approximately 51.0% of Adial’s Common Stock and the investors in the PIPE, including the Azora Noteholders, owned approximately 41.3% of Adial’s Common Stock, in each case calculated on a fully-diluted, as-converted-basis (and without giving effect to any beneficial ownership limitations) using the treasury stock method and based on the implied equity values of Adial and Azora. The following table sets forth the post-transaction ownership percentages on an as-converted basis:

Fully Diluted, As-Converted Share Calculation:

Category	Shares	Ownership %
Pre-Merger Adial shares outstanding	2,188,469	~7.7%
Merger Common Shares (19.99%)	437,421
Series A Preferred Stock (as-converted)	12,930,601
Assumed Azora Options	1,177,782
Subtotal — Azora Holders	14,545,804	~51.0%
PIPE Pre-Funded Warrants	9,749,345
Noteholder Pre-Funded Warrants	2,031,603
Subtotal — PIPE/Noteholders	11,780,948	~41.3%
Total (fully diluted, as-converted)	28,515,221	100.0%

Registration Rights

In connection with the closing of the Merger, the PIPE and the Note Exchange, and as a condition to closing of the Merger, on June 11, 2026, we entered into the Registration Rights Agreement with the several investors signatory thereto. Pursuant to the Registration Rights Agreement, we agreed, as promptly as practicable following the initial closing of the PIPE, and in any event within 80 days following the Initial Closing Date, to prepare and file with the SEC an initial registration statement to register for resale the shares of Common Stock issuable upon exercise of the Initial Closing Pre-Funded Warrants issued or issuable to the PIPE Investors pursuant to the Purchase Agreement and issued to the Former Azora Noteholders pursuant to the Exchange Agreements.

We have also agreed, among other things, to indemnify the signatories to the Registration Rights Agreement and certain related persons under the registration statement from certain liabilities and to pay all fees and expenses, excluding legal fees of the selling holders and any underwriting discounts and selling commissions, incident to our obligations under the Registration Rights Agreement.

USE OF PROCEEDS

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the Resale Shares covered hereby by the Selling Stockholders. The net proceeds from the sale of the Resale Shares offered by this prospectus will be received by the Selling Stockholders. If any Initial Closing Pre-Funded Warrants are exercised by the Selling Stockholders for cash, we will receive the nominal exercise price.

Subject to limited exceptions, the Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of any of the Resale Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Resale Shares covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition from time to time by the Selling Stockholders identified in the table below of up to an aggregate of 25,148,970 shares of Common Stock, consisting of (i) 437,421 Merger Common Shares issued to the former stockholders of Azora upon closing of the Merger, (ii) 12,930,601 Merger Conversion Shares issuable upon conversion of 12,930.601 shares of Merger Preferred Shares issued to the former stockholders of Azora upon closing of the Merger; (iii) 9,749,345 Initial Closing Warrant Shares issuable upon exercise of PIPE Pre-Funded Warrants issued to the PIPE Investors; and (iv) 2,031,603 Initial Closing Warrant Shares issuable upon exercise of Noteholder Pre-Funded Warrants issued to the Former Azora Noteholders. The Selling Stockholders may from time to time offer and sell any or all of the Resale Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement.

Subject to stockholder approval, certain beneficial ownership limitations and other limitations, each Merger Preferred Share will be convertible into 1,000 shares of Common Stock.

Each Initial Closing Pre-Funded Warrant has an exercise price per share of Common Stock equal to $0.001, will never expire until fully exercised and, subject to stockholder approval, certain beneficial ownership limitations and other limitations, will be exercisable by the holder thereof for one share of Common Stock.

We are registering the Resale Shares to permit the Selling Stockholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” herein.

Except as otherwise disclosed herein, the Selling Stockholders do not have, and within the past three years have not had, any material position, office or other material relationship with us.

The following table sets forth the names of the Selling Stockholders; the number of shares of our Common Stock beneficially owned by the Selling Stockholders as of September 30, 2026 (without regard to any limitations on the conversion of the Merger Preferred Shares or exercise of the Initial Closing Pre-Funded Warrants); the number of shares of our Common Stock that may be offered by the Selling Stockholders under this prospectus; and the number of shares of our Common Stock that will be beneficially owned by the Selling Stockholders after this offering, assuming the exercise of all Initial Closing Pre-Funded Warrants and that all of the Resale Shares registered for resale hereby are sold by the Selling Stockholders.

The Resale Shares covered hereby may be offered from time to time by the Selling Stockholders, provided that Resale Shares may only be offered after the Merger Preferred Shares have converted into Merger Conversion Shares and the Initial Closing Pre-Funded Warrants are exercised pursuant to their terms, as applicable. The Selling Stockholders may sell some, all or none of their Resale Shares. We do not know how long the Selling Stockholders will hold the Resale Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of the Resale Shares, except for pursuant to the Merger Agreement, the Series A Preferred Certificate of Designation, the Purchase Agreement, the Exchange Agreements and the Lock-Up Agreements, as applicable. For purposes of the table below, we have assumed that after termination of this offering none of the Resale Shares covered by this prospectus will be beneficially owned by the Selling Stockholders and further assumed that the Selling Stockholders will not acquire beneficial ownership of any additional shares of our Common Stock during the offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Resale Shares in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

Under the terms of the Series A Preferred Certificate of Designation, a holder of Series A Preferred Stock is prohibited from converting shares of Series A Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 4.99% and 19.99%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion, provided that following approval of the Nasdaq Listing Application and the Company Stockholder Matters, such beneficial ownership blockers may be waived by each holder of Series A Preferred Stock upon written notice to the Company to be effective on the 61st day following receipt of such notice. Additionally, shares of our Series A Preferred Stock may not be converted into shares of Common Stock unless and until stockholder approval of such conversion is obtained, which has not yet occurred. Solely for purposes of the table below, the number of shares included in the second and fourth columns and the percentage in the fifth column disregards the foregoing limitations on exercise.

Under the terms of the Initial Closing Pre-Funded Warrants, a Selling Stockholder may not exercise its Initial Closing Pre-Funded Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% (or, at the election of the holder, 9.99%) of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise or conversion of derivative securities which have not been converted or exercised. Additionally, the Initial Closing Pre-Funded Warrants may not be exercised by the Selling Stockholders unless and until stockholder approval of such exercise is obtained, which has not yet occurred. Solely for purposes of the table below, the number of shares included in the second and fourth columns and the percentage in the fifth column disregards the foregoing limitations on exercise.

The information set forth below is based upon information obtained from the Selling Stockholders and upon information in our possession regarding the issuance of the Initial Closing Pre-Funded Warrants in the PIPE and the Azora Note Exchange. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes our shares of Common Stock with respect to which the Selling Stockholders have sole or shared voting and investment power. The percentages of Common Stock owned after the offering by each Selling Stockholder below are based on 2,625,890 shares of Common Stock outstanding as of September 30, 2026, and, for each Selling Stockholder, assume the conversion of only the shares of Series A Preferred Stock and the exercise of only the Initial Closing Pre-Funded Warrants owned by such Selling Stockholder but not the shares of Series A Preferred Stock or Initial Closing Pre-Funded Warrants owned by any other Selling Stockholder.

Name of Selling Stockholders (1)	Common Stock Beneficially Owned Before Offering	Common Stock that May Be Offered Pursuant to Prospectus		Common Stock Beneficially Owned After the Offering
				Number	Percentage (%)
3i, LP	467,857	467,857	(2)	0	-
7G BioVentures I, L.P.	365,415	365,415	(3)	0	-
Adam Cutler	18,523	18,523	(4)	0	-
AuGC BioFund LP	363,781	363,781	(5)	0	-
B Group Capital	549,978	549,978	(6)	0	-
Bennu Pharma Fund Ltd.	218,269	218,269	(7)	0	-
Birchview Fund, LLC	363,781	363,781	(8)	0	-
Blackstone Directional Managed Account Platform Master Fund	360,633	360,633	(9)	0	-
Boxer Capital Master Fund, LP	730,712	730,712	(10)	0	-
Coastlands Capital Partners LP	4,026,126	3,637,818	(11)	388,308	6.2%
David J. Strupp, Jr.	277,979	277,979	(12)	0	-
Diadema Partners Master Fund LP	38,378	38,378	(13)	0	-
Diadema Strategic Fund LP	74,211	74,211	(14)	0	-
Kern Indigo, LLC	1,637,018	1,637,018	(15)	0	-
Lytton-Kambara Foundation	727,563	727,563	(16)	0	-
Macias Investment Properties, LLC	419,402	419,402	(17)	0	-
Morcach Capital LLC	256,000	256,000	(18)	0	-
MR Scout Fund, LP	345,072	308,096	(19)	36,976	1.3%
Nicholas Griffith	14,822	14,822	(20)	0	-
Persistent Asset Global Select Fund SPC	77,290	77,290	(21)	0	-
Red Hook Fund LP	145,512	145,512	(22)	0	-
RHOM Ventures LLC	37,055	37,055	(23)	0	-
Ryan Stevens	14,822	14,822	(24)	0	-
Samuel and Margarita Kingsland Family Trust	57,133	57,133	(25)	0	-
Santosh and Dawn Jayaram Trust, Dated 13th November 2006	57,135	57,135	(26)	0	-
Scott Teger	14,803	14,803	(27)	0	-
Seligman Healthcare Spectrum (Master) Fund	344,993	344,993	(28)	0	-
Stonepine Capital, LP	727,563	727,563	(29)	0	-

Name of Selling Stockholders (1)	Common Stock Beneficially Owned Before Offering	Common Stock that May Be Offered Pursuant to Prospectus		Common Stock Beneficially Owned After the Offering
				Number	Percentage (%)
The Bruce W. Benenson 1984 Trust U/A Dated 12/20/1984	255,980	255,980	(30)	0	-
The David M. & Julie B. Levine Family Trust	41,177	41,177	(31)	0	-
The Davidson Family Trust	238,775	238,775	(32)	0	-
The Hewlett Fund LP	163,701	163,701	(33)	0	-
Thomas Massaro	14,822	14,822	(34)	0	-
Valence8 Diversified (US) LLC	17,098	17,098	(35)	0	-
Wendy Young	36,378	36,378	(36)	0	-
Matthew Davidson	1,883,777	1,883,777	(37)	0	-
The Daisy Davidson 2019 Trust UTA Dated 3/15/19	159,574	159,574	(38)	0	-
The Dash Davidson 2019 Trust UTA Dated 3/15/19	159,574	159,574	(39)	0	-
The Golden Bear Trust	897,207	897,207	(40)	0	-
The Golden Trout Trust	897,207	897,207	(41)	0	-
Julie Saiki	1,914,894	1,914,894	(42)	0	-
The Alexander August Andreasson GST Trust Dated 12/11/19	425,531	425,531	(43)	0	-
The Naomi Elisabeth Andreasson GST Trust Dated 12/11/19	425,531	425,531	(44)	0	-
The Gabriel David Andreasson GST Trust Dated 12/11/19	425,532	425,532	(45)	0	-
Dennis Brown	19,946	19,946	(46)	0	-
Steven Schow	3,989	3,989	(47)	0	-
Carol Karp	5,584	5,584	(48)	0	-
Lynn Frumkin	5,584	5,584	(49)	0	-
Robert Lum	4,787	4,787	(50)	0	-
Martin Okun	23,936	23,936	(51)	0	-
Berkeley Limketkai	31,914	31,914	(52)	0	-
William Forbes	7,979	7,979	(53)	0	-
Michael Grissinger	3,191	3,191	(54)	0	-
Lawrence Steinman	9,767	9,767	(55)	0	-
39 Ventures, LLC	163,381	163,381	(56)	0	-
Abbas Kothari	9,790	9,790	(57)	0	-
Ace Vision LLC	37,253	37,253	(58)	0	-
Alalia Pty Ltd ATF McNamee Family Trust	127,659	127,659	(59)	0	-
Alan C. & Agnes B. Mendelson Family Trust	24,284	24,284	(60)	0	-
Alisa Kaplan Yoo	8,160	8,160	(61)	0	-
ALKOV Family Trust	12,238	12,238	(62)	0	-
Allison and Byron Z. Moldo	31,914	31,914	(63)	0	-
Andrew Holder and Ronuck Desai	40,849	40,849	(64)	0	-
Andrew Kirkpatrick	44,156	44,156	(65)	0	-
Arbutus Capital Holdings, GP	116,216	116,216	(66)	0	-
Avi Daniel Rosenblit	8,156	8,156	(67)	0	-
Barrie Altshuler and Alexander Farivar	40,856	40,856	(68)	0	-
Benjamin and Erin Davidson	270,295	270,295	(69)	0	-
Bernet Family Trust UA DTD 3/19/92, Lori L. Bernet,Trustee and Kevin A. Bernet, Trustee	36,353	36,353	(70)	0	-
Bernet Living Trust dated April 17, 2019	12,243	12,243	(71)	0	-
Binu Thayamkery	31,914	31,914	(72)	0	-
Brian L. Tell Revocable Trust	36,390	36,390	(73)	0	-
Brian S. Weiner and Megan L Weiner revocable trust dated June 19, 2017	31,914	31,914	(74)	0	-
Bruce Wayne Hymanson and Carrie Masunaka Hymanson as Successors in Interest, Trustees, The Bruce and Carrie Hymanson Family Trust UTD February 20, 2009	40,794	40,794	(75)	0	-
The Glushko-Karp Family Trust, dated July 15, 2021	40,073	40,073	(76)	0	-
Carol O. Groetzinger	16,330	16,330	(77)	0	-
Christopher Gallant	31,914	31,914	(78)	0	-
Dennis Mayer Brown and Kay Yoffee Brown Family Trust, dated August 7, 1997	81,498	81,498	(79)	0	-

Name of Selling Stockholders (1)	Common Stock Beneficially Owned Before Offering	Common Stock that May Be Offered Pursuant to Prospectus		Common Stock Beneficially Owned After the Offering
				Number	Percentage (%)
Douglas Richard Oclassen	18,029	18,029	(80)	0	-
The Engleman Family Trust, dated February 13, 1986	72,735	72,735	(81)	0	-
Edward Segel	15,957	15,957	(82)	0	-
Equity Trust Custodian FBO Jennifer Cohen IRA	40,766	40,766	(83)	0	-
Equity Trust Company Custodian FBO Norman Sloan, IRA #200692493	68,300	68,300	(84)	0	-
Erica G. Attonito and Robert M. Crowe	20,390	20,390	(85)	0	-
Eternal Bliss FLP	40,779	40,779	(86)	0	-
Glenn A. Oclassen, Jr.	18,029	18,029	(87)	0	-
Goldberg 2011 Irrevocable Trust	31,914	31,914	(88)	0	-
Granville Global I, LLC	20,390	20,390	(89)	0	-
Historic Ellicott Properties, Inc.	40,803	40,803	(90)	0	-
Hooper II Family Trust	56,779	56,779	(91)	0	-
Janice Weiner and Larry Weiner	40,085	40,085	(92)	0	-
Jason and Julie Breaux	31,914	31,914	(93)	0	-
Jennifer Louchheim Trust of 1984	63,829	63,829	(94)	0	-
Jennifer Schaab	63,829	63,829	(95)	0	-
Josh Neckes	15,957	15,957	(96)	0	-
Joshua Gold	15,957	15,957	(97)	0	-
Lexington Acquisitions, LLC	63,829	63,829	(98)	0	-
Louisa Guy Roeder	79,787	79,787	(99)	0	-
Madison Trust Company, Custodian FBO Nathan Aaron Favini M21058066	31,914	31,914	(100)	0	-
Maia and Matthew Wapnick	63,829	63,829	(101)	0	-
Maria A. Cirino	196,058	196,058	(102)	0	-
Martin and Cristin Taylor	8,153	8,153	(103)	0	-
Martin Reichel	15,957	15,957	(104)	0	-
Matt and Alli Davidson Trust	104,725	104,725	(105)	0	-
Matthew Louchheim	95,744	95,744	(106)	0	-
Matthew C. Oclassen	18,029	18,029	(107)	0	-
Merchant Family Trust u/a/d February 5, 2019, as amended	16,321	16,321	(108)	0	-
Mervyn E. Bernet Trust dtd 12/10/1998	20,395	20,395	(109)	0	-
Miller Family Trust	31,914	31,914	(110)	0	-
Nandan V. Kamath and Meenal N. Kamath, as Trustees of the Kamath Family Trust UDT dated June 21, 2021	31,914	31,914	(111)	0	-
The Favini Living Trust, UAD 5/21/22	10,197	10,197	(112)	0	-
Neil and Urmika Shah Family Trust	33,693	33,693	(113)	0	-
Noah Levin	15,957	15,957	(114)	0	-
Over the Luna LLC	31,914	31,914	(115)	0	-
Peter Rossetti	16,338	16,338	(116)	0	-
Poole Family Trust	48,233	48,233	(117)	0	-
Pradip & Hardika Shah Family Trust	8,159	8,159	(118)	0	-
Prasanna Govindankutty	15,957	15,957	(119)	0	-
Raghu Chivukula and Adrea Lee	28,548	28,548	(120)	0	-
Richard L. Poletti, Trustee under declaration of trust dated March 11, 1996	15,957	15,957	(121)	0	-

Name of Selling Stockholders (1)	Common Stock Beneficially Owned Before Offering	Common Stock that May Be Offered Pursuant to Prospectus		Common Stock Beneficially Owned After the Offering
				Number	Percentage (%)
RM 2020 Trust	31,914	31,914	(122)	0	-
RNM Trust	116,216	116,216	(123)	0	-
Russell Kincaid and Ruth Kincaid	40,826	40,826	(124)	0	-
Sandra Vazquez and Cesar Gonzalez	51,064	51,064	(125)	0	-
Sands Family Trust dtd 3/16/90	72,741	72,741	(126)	0	-
Sarah Roeder	79,787	79,787	(127)	0	-
Scott Celander	16,318	16,318	(128)	0	-
Scott Goldsmith	20,428	20,428	(129)	0	-
Sendowski & Associates 401(K)PSP dtd 01/01/2011 Michael Sendowski Trustee	63,829	63,829	(130)	0	-
Seth Ellis and Josetta Sbeglia	40,783	40,783	(131)	0	-
Shinzo Saiki	12,765	12,765	(132)	0	-
Shvetz Living Trust	31,914	31,914	(133)	0	-
Sonia Jain	8,144	8,144	(134)	0	-
Taylor Waxman and Kristen Daniel	8,161	8,161	(135)	0	-
The Bava Family Trust	72,779	72,779	(136)	0	-
The Brand Agency LLC	31,914	31,914	(137)	0	-
The De la Cruz Wesley Trust dated November 8, 2024	300,339	300,339	(138)	0	-
The Fisher Family Trust	8,167	8,167	(139)	0	-
The Jeremy and Jill Carlson Family Trust	12,256	12,256	(140)	0	-
The Kanofsky Family Trust	74,507	74,507	(141)	0	-
The Lawrance and Sara Sloan Family Trust	8,165	8,165	(142)	0	-
The Levin Family Truste utd 9/22/12	72,779	72,779	(143)	0	-
The Manhattan Revocable Trust	84,257	84,257	(144)	0	-
The Philip Raskind Revocable Trust	31,914	31,914	(145)	0	-
Adaro Ventures LLC	8,174	8,174	(146)	0	-
The Tanbark Trust	104,621	104,621	(147)	0	-
The Taylor Family Trust dated August 11, 2017	8,164	8,164	(148)	0	-
The Wesley Family Trust	12,247	12,247	(149)	0	-
The Pangam Thakur Family Trust	31,914	31,914	(150)	0	-
Thomas S. Roeder Irrevocable Family Trust - 2019	204,036	204,036	(151)	0	-
Toby Comess-Daniels	68,924	68,924	(152)	0	-
Trent Herren	31,914	31,914	(153)	0	-
VP Company Investments 2018, LLC	24,282	24,282	(154)	0	-
Yousuf and Maria Bhaijee Family Trust	8,156	8,156	(155)	0	-

(1)	To our knowledge, unless otherwise indicated, all persons named in the table above have sole voting and investment power with respect to their shares of Common Stock.
(2)	Consists of (i) 181,890 shares of Common Stock issuable upon exercise of PIPE Pre-Funded Warrants issued and sold to 3i, LP (“3i”) in the PIPE, and (ii) 285,967 shares of Common Stock issuable upon exercise of Noteholder Pre-Funded Warrants issued to 3i in exchange for the retirement of an Azora Note held by 3i. 3i’s principal business is that of a private investor. 3i Management LLC is the general partner of 3i, LP, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i, LP and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management LLC. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013. We have been advised that none of Mr. Tarlow, 3i Management LLC, or 3i, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer.
(3)	Consists of (i) 272,836 shares of Common Stock issuable upon exercise of PIPE Pre-Funded Warrants issued and sold to 7G BioVentures I, L.P. (“7G BioVentures”) in the PIPE, and (ii) 92,579 shares of Common Stock issuable upon exercise of Noteholder Pre-Funded Warrants issued to 7G BioVentures in exchange for the retirement of an Azora Note held by 7G BioVentures. Wenkai Xiang, as the managing partner of 7G BioVentures, has the power to vote and dispose of the securities held by 7G BioVentures. The address of 7G BioVentures is 1730 Belburn Drive, Belmont, California 94002.

(4)	Consists of 18,523 shares of Common Stock issuable upon exercise of Noteholder Pre-Funded Warrants issued to Mr. Cutler in exchange for the retirement of an Azora Note held by Mr. Cutler. The address for Mr. Cutler is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(5)	Consists of 363,781 shares of Common Stock issuable upon exercise of PIPE Pre-Funded Warrants issued and sold to AuGC BioFund LP (“AuGC”) in the PIPE. Evan Markegard, as the managing partner of AuGC, has the power to vote and dispose of the securities held by AuGC. The address of AuGC is 10875 Kemah Lane, San Diego, California 92131.
(6)	Consists of 549,978 shares of Common Stock issuable upon exercise of Noteholder Pre-Funded Warrants issued to B Group Capital LLC (“B Group”) in exchange for the retirement of an Azora Note held by B Group. Branden B. Muhl, as the manager of B Group, has the power to vote and dispose of the securities held by B Group. The address of these persons and entities is 2900 McKinnon St., Suite 1101, Dallas, Texas 75201.
(7)

Consists of 218,269 shares of Common Stock issuable upon exercise of PIPE Pre-Funded Warrants issued and sold to Bennu Pharma Fund Ltd.  (“Bennu Pharma”) in the PIPE. Ori Hershkovitz, as the Chief Investment Officer of Bennu Pharma, has the power to vote and dispose of the securities held by Bennu Pharma. The address of these persons and entities is 7 Gazit Street, Petah Tikva, Israel.

(8)	Consists of 363,781 shares of Common Stock issuable upon exercise of PIPE Pre-Funded Warrants issued and sold to Birchview Fund, LLC (“Birchview”) in the PIPE. Matthew Strobeck, as the managing member of Birchview, has the power to vote and dispose of the securities held by Birchview. The address of these persons and entities is 688 Pine Street, 2nd Floor, Burlington, Vermont 05401.
(9)	Consists of 360,633 shares of Common Stock issuable upon exercise of PIPE Pre-Funded Warrants issued and sold to Blackstone Directional Managed Account Platform Master Fund (“BDMAPMF”) in the PIPE. Tiffany Ayres, as Manager of BDMAPMF, has the power to vote and dispose of the securities held by BDMAPMF. The address of these persons and entities is 12860 El Camino Real, Suite 300, San Diego, CA 92130.
(10)	Consists of 730,712 shares of Common Stock issuable upon exercise of PIPE Pre-Funded Warrants issued and sold to Boxer Capital Master Fund, LP (“Boxer Capital”) in the PIPE. Aaron Davis, as Chief Executive Officer of Boxer Capital, has the power to vote and dispose of the securities held by Boxer Capital. The address of Boxer Capital is 12860 El Camino Real, Ste 300 San Diego, CA 92130.
(11)	Consists of (i) 388,308 shares of Common Stock held by Coastlands Capital Partners LP (“Coastlands Capital”) and (ii) 3,637,818 shares of Common Stock issuable upon exercise of PIPE Pre-Funded Warrants issued and sold to Coastlands Capital in the PIPE. The PIPE Pre-Funded Warrants held by Coastlands Capital are subject to a beneficial ownership conversion limitation such that Coastlands Capital cannot exercise PIPE Pre-Funded Warrants held by it to the extent it would result in Coastlands Capital and its affiliates beneficially owning more than 4.99% of the Company’s outstanding shares of Common Stock . Coastlands Capital LP is the investment adviser to Coastlands Capital, and Coastlands Capital GP LLC (“Coastlands GP”) is the general partner of Coastlands Capital. Coastlands Capital LLC (the “General Partner,” and together with Coastlands Capital, Coastlands Capital LP and Coastlands GP, the “Coastlands Entities”) is the general partner of Coastlands Capital LP. Matthew D. Perry is the control person of the Coastlands Entities. The Coastlands Entities and Mr. Perry each disclaim membership in a group. The Coastlands Entities and Mr. Perry also each disclaim beneficial ownership of the shares of Common Stock except to the extent of such entity’s or person’s pecuniary interest therein. The address and principal office of the Coastlands Entities and Mr. Perry is 601 California St., Suite 1210, San Francisco, CA 94108.
(12)	Consists of 277,979 shares of Common Stock issuable upon exercise of Noteholder Pre-Funded Warrants issued to Mr. Strupp in exchange for the retirement of an Azora Note held by Mr. Strupp. The address for Mr. Strupp is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(13)	Consists of 38,378 shares of Common Stock issuable upon exercise of PIPE Pre-Funded Warrants issued and sold to Diadema Partners Master Fund LP (“Diadema PMF”) in the PIPE. Diadema Partners LP (“Diadema Partners”) is the investment manager for Diadema PMF, and Diadema Partners General Partner LLC (“Diadema Partners GP”) is the sole general partner of Diadema Partners. Timothy Bassett is the sole managing member of Diadema Partners GP and the Chief Investment Officer of Diadema Partners, and has the power to vote and dispose of the securities held by Diadema PMF. Each of Diadema Partners, Diadema Partners GP, and Mr. Bassett disclaims beneficial ownership of these securities held directly by Diadema PMF except to the extent of their pecuniary interest therein. The address of the foregoing persons and entities is 2140 Headquarters Plaza, East Tower 2nd Floor, Morristown, New Jersey 07960.
(14)	Consists of 74,211 shares of Common Stock issuable upon exercise of PIPE Pre-Funded Warrants issued and sold to Diadema Strategic Fund LP (“Diadema SF”) in the PIPE. Diadema Partners is the investment manager for Diadema SF, and Diadema Partners GP is the sole general partner of Diadema Partners. Timothy Bassett is the sole managing member of Diadema Partners GP and the Chief Investment Officer of Diadema Partners, and has the power to vote and dispose of the securities held by Diadema SF. Each of Diadema Partners, Diadema Partners GP, and Mr. Bassett disclaims beneficial ownership of these securities held directly by Diadema SF except to the extent of their pecuniary interest therein. The address of the foregoing persons and entities is 2140 Headquarters Plaza, East Tower 2nd Floor, Morristown, New Jersey 07960.
(15)	Consists of 1,637,018 shares of Common Stock issuable upon exercise of PIPE Pre-Funded Warrants issued and sold to Kern Indigo, LLC (“Kern Indigo”) in the PIPE. Kern Capital, LLC (“Kern Capital”) is the manager for Kern Indigo, and John C. Kern is the manager for Kern Capital. Mr. Kern, as manager of Kern Capital, has the power to vote and dispose of the securities held by Kern Indigo. The address of the foregoing persons and entities is 60 East Sir Francis Drake, Suite 302, Larkspur, California 94939.

(16)	Consists of 727,563 shares of Common Stock issuable upon exercise of PIPE Pre-Funded Warrants issued and sold to the Lytton-Kambara Foundation (the “Foundation”) in the PIPE. Laurance Lytton, as President of the Foundation, has the power to vote and dispose of the securities held by the Foundation. The address of the foregoing person and entities is 467 Central Park West, 17-A, New York, New York 10025.
(17)	Consists of (i) 92,639 shares of Common Stock issuable upon exercise of Noteholder Pre-Funded Warrants issued to Macias Investment Properties, LLC (“Macias”) in exchange for the retirement of an Azora Note held by Macias, (ii) 10,693 shares of Common Stock issued to Macias upon closing of the Merger in exchange for its securities in Azora, and (iii) 316,070 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Macias upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Edgar S. Macias, as President of Macias, has the power to vote and dispose of the securities held by Macias. The address of the foregoing person and entity is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(18)	Consists of (i) 92,619 shares of Common Stock issuable upon exercise of Noteholder Pre-Funded Warrants issued to Morcach Capital LLC (“Morcach”) in exchange for the retirement of an Azora Note held by Morcach, (ii) 5,346 shares of Common Stock issued to Morcach upon closing of the Merger in exchange for its securities in Azora, and (iii) 158,035 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Morcach upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Edward J. McCarthy, as Manager of Morcach, has the power to vote and dispose of the securities held by Morcach. The address of the foregoing person and entity is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(19)	Consists of (i) 18,488 shares of Common Stock issuable upon exercise of Noteholder Pre-Funded Warrants issued to MR Scout Fund, LP (“MR Scout”) in exchange for the retirement of an Azora Note held by MR Scout, (ii) 9,477 shares of Common Stock issued to MR Scout upon closing of the Merger in exchange for its securities in Azora, and (iii) 280,131 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to MR Scout upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The number of shares beneficially owned by MR Scout included in the first and fourth columns includes (i) 18,488 shares of Common Stock issuable upon exercise of Milestone Pre-Funded Warrants sold and issued to MR Scout on September 30, 2026, and (ii) 18,488 shares of Common Stock issuable upon exercise of Milestone Incentive Warrants sold and issued to MR Scout on September 30, 2026. MR Scout Fund GP, LLC (“MR Scout Fund GP”) is the general partner of MR Scout, and Matthew Rabinowitz is the managing member of MR Scout Fund GP. Mr. Rabinowitz, in his role as the managing member of MR Scout Fund GP, has the power to vote and dispose of the securities held by MR Scout. The address of the foregoing person and entities is 1321 Upland Drive, PMB 3499, Houston, Texas 77043.
(20)	Consists of 14,822 shares of Common Stock issuable upon exercise of Noteholder Pre-Funded Warrants issued to Mr. Griffith in exchange for the retirement of an Azora Note held by Mr. Griffith. The address for Mr. Griffith is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(21)	Consists of (i) 52,203 shares of Common Stock issuable upon exercise of PIPE Pre-Funded Warrants issued and sold to Persistent Asset Global Select Fund SPC on behalf of and for the account of Persistent Asset X Segregated Portfolio (“Persistent”) in the PIPE, and (ii) 25,087 shares of Common Stock issuable upon exercise of Noteholder Pre-Funded Warrants issued to Persistent in exchange for the retirement of an Azora Note held by Persistent. Columbia Management Investment Advisers, LLC (“Columbia Management”) is the investment manager for Persistent, and Wei Xu, as Director of Persistent, has the power to vote and dispose of the securities held by Persistent. The address of the foregoing persons and entities is c/o Suite 1901 Two Exchange Square, 8 Connaught Place, Central, Hong Kong.
(22)	Consists of 145,512 shares of Common Stock issuable upon exercise of PIPE Pre-Funded Warrants issued and sold to the Red Hook Fund LP (“Red Hook Fund”) in the PIPE. Red Hook Asset Management LLC (the “Red Hook Investment Manager”) is the investment advisor to the Red Hook Fund and Red Hook Fund GP LLC (the “Red Hook General Partner”) is the general partner of the Red Hook Fund. Mathew Lazarus and Jeff Lopatin are the managing members of the Red Hook Investment Manager and the Red Hook General Partner, and may each be deemed to beneficially own the shares beneficially owned by the Red Hook Fund. Mathew Lazarus and Jeff Lopatin each disclaims beneficial ownership of securities beneficially owned by the Red Hook Fund. The address of the Red Hook Fund is 44 Ball Road, Mountain Lakes, New Jersey 07046.

(23)	Consists of 37,055 shares of Common Stock issuable upon exercise of Noteholder Pre-Funded Warrants issued to RHOM Ventures LLC (“RHOM”) in exchange for the retirement of an Azora Note held by RHOM. Michael Mohr, as Manager of RHOM, has the power to vote and dispose of the securities held by RHOM. The address of this person and entity is 149 S. Barrington Ave, #302, Los Angeles, California 90049.
(24)	Consists of 14,822 shares of Common Stock issuable upon exercise of Noteholder Pre-Funded Warrants issued to Mr. Stevens in exchange for the retirement of an Azora Note held by Mr. Stevens. The address for Mr. Stevens is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(25)	Consists of (i) 9,261 shares of Common Stock issuable upon exercise of Noteholder Pre-Funded Warrants issued to the Samuel and Margarita Kingsland Family Trust (the “Kingsland Family Trust”) in exchange for the retirement of an Azora Note held by the Kingsland Family Trust and (ii) 1,566 shares of Common Stock issued to the Kingsland Family Trust upon closing of the Merger in exchange for its securities in Azora. Excludes 46,306 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Kingsland Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Samuel Kingsland, as trustee of the Kingsland Family Trust, has the power to vote and dispose of the securities held by the Kingsland Family Trust. The address for the Kingsland Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.

(26)	Consists of (i) 9,263 shares of Common Stock issuable upon exercise of Noteholder Pre-Funded Warrants issued to the Santosh and Dawn Jayaram Trust, Dated 13th November 2006 (the “Jayaram Trust”) in exchange for the retirement of an Azora Note held by the Jayaram Trust, (ii) 1,566 shares of Common Stock issued to the Jayaram Trust upon closing of the Merger in exchange for its securities in Azora, (iii) 46,306 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Jayaram Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Santosh Jayaram, as trustee of the Jayaram Trust, has the power to vote and dispose of the securities held by the Jayaram Trust. The address for the Jayaram Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(27)	Consists of 14,803 shares of Common Stock issuable upon exercise of Noteholder Pre-Funded Warrants issued to Mr. Teger in exchange for the retirement of an Azora Note held by Mr. Teger. The address for Mr. Teger is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(28)	Consists of 344,993 shares of Common Stock issuable upon exercise of Noteholder Pre-Funded Warrants issued to Seligman Healthcare Spectrum (Master) Fund (“Seligman”) in exchange for the retirement of an Azora Note held by Seligman. Columbia Management is the investment manager for Seligman, and Kosta Kleyman as Portfolio Manager of Seligman, has the power to vote and dispose of the securities held by Seligman. The address of the foregoing persons and entities is c/o Columbia Management Investment Advisers, LLC 290 Congress Street, Boston, Massachusetts 02210.
(29)	Consists of 727,563 shares of Common Stock issuable upon exercise of PIPE Pre-Funded Warrants issued and sold to Stonepine Capital, LP (“Stonepine”) in the PIPE. Jon M. Plexico, as Managing Member of the General Partner of Stonepine, has the power to vote and dispose of the securities held by Stonepine. The address of the foregoing person and entities is 2900 NW Clearwater Dr, Ste 100-11; Bend, OR 97703.
(30)	Consists of (i) 92,599 shares of Common Stock issuable upon exercise of Noteholder Pre-Funded Warrants issued to the Bruce W. Benenson 1984 Trust U/A Dated 12/20/1984 (the “Benenson Trust”) in exchange for the retirement of an Azora Note held by the Benenson Trust, (ii) 5,346 shares of Common Stock issued to the Benenson Trust upon closing of the Merger in exchange for its securities in Azora, (iii) 158,035 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Benenson Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Randolph A. Magnin, as trustee of the Benenson Trust, has the power to vote and dispose of the securities held by the Benenson Trust. The address for the Benenson Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.

(31)	Consists of (i) 9,263 shares of Common Stock issuable upon exercise of Noteholder Pre-Funded Warrants issued to the David M. & Julie B. Levine Family Trust (the “Levine Family Trust”) in exchange for the retirement of an Azora Note held by the Levine Family Trust, (ii) 1,044 shares of Common Stock issued to the Levine Family Trust upon closing of the Merger in exchange for its securities in Azora, (iii) 30,870 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Levine Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. David Levine, as Trustee of the Levine Family Trust, has the power to vote and dispose of the securities held by the Levine Family Trust. The address for the Levine Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(32)	Consists of (i) 16,041 shares of Common Stock issuable upon exercise of Noteholder Pre-Funded Warrants issued to the Davidson Family Trust (the “Davidson Family Trust”) in exchange for the retirement of an Azora Note held by the Davidson Family Trust, (ii) 7,289 shares of Common Stock issued to the Davidson Family Trust upon closing of the Merger in exchange for its securities in Azora, (iii) 215,445 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Davidson Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Peter Davidson, as trustee of the Davidson Family Trust, has the power to vote and dispose of the securities held by the Davidson Family Trust. The address for the Davidson Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(33)	Consists of 163,701 shares of Common Stock issuable upon exercise of PIPE Pre-Funded Warrants issued and sold to the Hewlett Fund LP (“Hewlett Fund”) in the PIPE. Martin Chopp, as the General Partner of Hewlett Fund, has the power to vote and dispose of the securities held by Hewlett Fund. The address of the foregoing person and entity is 100 Merrick Road - Suite 400W Rockville Centre, New York 11570.
(34)	Consists of 14,822 shares of Common Stock issuable upon exercise of Noteholder Pre-Funded Warrants issued to Mr. Massaro in exchange for the retirement of an Azora Note held by Mr. Massaro. The address for Mr. Massaro is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(35)	Consists of 17,098 shares of Common Stock issuable upon exercise of PIPE Pre-Funded Warrants issued and sold to the Valence8 Diversified (US) LLC (“Valence8”) in the PIPE. Diadema Partners is the investment manager for Valence8, and Diadema Partners GP is the sole general partner of Diadema Partners. Timothy Bassett is the sole managing member of Diadema Partners GP and the Chief Investment Officer of Diadema Partners, and has the power to vote and dispose of the securities held by Valence8. Each of Diadema Partners, Diadema Partners GP, and Mr. Bassett disclaims beneficial ownership of these securities held directly by Valence8 except to the extent of their pecuniary interest therein. The address of the foregoing persons and entities is 2140 Headquarters Plaza, East Tower 2nd Floor, Morristown, New Jersey 07960.
(36)	Consists of 36,378 shares of Common Stock issuable upon exercise of PIPE Pre-Funded Warrants issued and sold to Ms. Young in the PIPE. The address for Ms. Young is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(37)	Consists of (i) 61,647 shares of Common Stock issued to Matthew Davidson upon closing of the Merger in exchange for its securities in Azora and (ii) 1,822,130 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Matthew Davidson upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Matthew Davidson is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(38)	Consists of (i) 5,222 shares of Common Stock issued to the Daisy Davidson 2019 Trust UTA Dated 3/15/19 (the “Daisy Davidson Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 154,352 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Daisy Davidson Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Peter Davidson, as trustee of the Daisy Davidson Trust, has the power to vote and dispose of the securities held by the Daisy Davidson Trust. The address for the Daisy Davidson Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(39)	Consists of (i) 5,222 shares of Common Stock issued to the Dash Davidson 2019 Trust UTA Dated 3/15/19 (the “Dash Davidson Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 154,352 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Dash Davidson Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Peter Davidson, as trustee of the Dash Davidson Trust, has the power to vote and dispose of the securities held by the Dash Davidson Trust The address for the Dash Davidson Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(40)	Consists of (i) 29,361 shares of Common Stock issued to the Golden Bear Trust upon closing of the Merger in exchange for its securities in Azora and (ii) 867,846 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to The Golden Bear Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Robert V.A. Harra III, as the Special Holdings Direction Advisor of the Golden Bear Trust, has the power to vote and dispose of the securities held by the Golden Bear Trust. The address for the Golden Bear Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.

(41)	Consists of (i) 29,361 shares of Common Stock issued to the Golden Trout Trust upon closing of the Merger in exchange for its securities in Azora and (ii) 867,846 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Golden Trout Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Robert V.A. Harra III, as the Trust Protector of the Golden Trout Trust, has the power to vote and dispose of the securities held by the Golden Trout Trust. The address for the Golden Trout Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(42)	Consists of (i) 62,665 shares of Common Stock issued to Julie Saiki upon closing of the Merger in exchange for her securities in Azora and (ii) 1,852,229 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Ms. Saiki upon closing of the Merger in exchange for her securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Ms. Saiki is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(43)	Consists of (i) 13,925 shares of Common Stock issued to the Alexander August Andreasson GST Trust Dated 12/11/19 (the “Alexander August Andreasson Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 411,606 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Alexander August Andreasson Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Michael Calhoun, as the Trustee of the Alexander August Andreasson Trust, has the power to vote and dispose of the securities held by Alexander August Andreasson Trust. The address for the Alexander August Andreasson Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060
(44)	Consists of (i) 13,925 shares of Common Stock issued to the Naomi Elisabeth Andreasson GST Trust Dated 12/11/19 (the “Naomi Elisabeth Andreasson Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 411,606 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Naomi Elisabeth Andreasson Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Michael Calhoun, as the Trustee of the Naomi Elisabeth Andreasson Trust, has the power to vote and dispose of the securities held by the Naomi Elisabeth Andreasson Trust. The address for the Naomi Elisabeth Andreasson Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.

(45)	Consists of (i) 13,925 shares of Common Stock issued to the Gabriel David Andreasson GST Trust Dated 12/11/19 (the “Gabriel David Andreasson Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 411,607 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Gabriel David Andreasson Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Michael Calhoun, as the Trustee of the Gabriel David Andreasson Trust, has the power to vote and dispose of the securities held by the Gabriel David Andreasson Trust. The address for the Gabriel David Andreasson Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(46)	Consists of (i) 652 shares of Common Stock issued to Dennis Brown upon closing of the Merger in exchange for his securities in Azora and(ii) 19,294 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Brown upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Brown is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(47)	Consists of (i) 130 shares of Common Stock issued to Steven Schow upon closing of the Merger in exchange for his securities in Azora and (ii) 3,859 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Schow upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Schow is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.

(48)	Consists of (i) 182 shares of Common Stock issued to Carol Karp upon closing of the Merger in exchange for her securities in Azora and (ii) 5,402 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Ms. Karp upon closing of the Merger in exchange for her securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Ms. Karp is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(49)	Consists of (i) 182 shares of Common Stock issued to Lynn Frumkin upon closing of the Merger in exchange for her securities in Azora and (ii) 5,402 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Ms. Frumkin upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Ms. Frumkin is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(50)	Consists of (i) 156 shares of Common Stock issued to Robert Lum upon closing of the Merger in exchange for his securities in Azora and (ii) 4,631 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Lum upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Lum is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(51)	Consists of (i) 783 shares of Common Stock issued to Martin Okun upon closing of the Merger in exchange for his securities in Azora and (ii) 23,153 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Okun upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Okun is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(52)	Consists of (i) 1,044 shares of Common Stock issued to Berkeley Limketkai upon closing of the Merger in exchange for his securities in Azora and (ii) 30,870 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Limketkai upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Limketkai is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(53)	Consists of (i) 261 shares of Common Stock issued to William Forbes upon closing of the Merger in exchange for his securities in Azora and (ii) 7,718 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Forbes upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Forbes is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(54)	Consists of (i) 104 shares of Common Stock issued to Michael Grissinger upon closing of the Merger in exchange for his securities in Azora and (ii) 3,087 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Grissinger upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Grissinger is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(55)	Consists of (i) 319 shares of Common Stock issued to Lawrence Steinman upon closing of the Merger in exchange for his securities in Azora and (ii) 9,448 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Steinman upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Steinman is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(56)	Consists of (i) 5,346 shares of Common Stock issued to 39 Ventures, LLC (“39 Ventures”) upon closing of the Merger in exchange for its securities in Azora and (ii) 158,035 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to 39 Ventures upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Scott Teger, as the Managing Member of 39 Ventures, has the power to vote and dispose of the securities held by 39 Ventures. The address for 39 Ventures is 66 Clipper Street, San Francisco, California 94114.
(57)	Consists of (i) 320 shares of Common Stock issued to Abbas Kothari upon closing of the Merger in exchange for his securities in Azora and (ii) 9,470 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Kothari upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Kothari is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.

(58)	Consists of (i) 1,219 shares of Common Stock issued to Ace Vision LLC (“Ace Vision”) upon closing of the Merger in exchange for its securities in Azora and (ii) 36,034 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Ace Vision upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Paul Super, as the President of Ace Vision, has the power to vote and dispose of the securities held by Ace Vision. The address for Ace Vision LLC is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(59)	Consists of (i) 4,177 shares of Common Stock issued to Alalia Pty Ltd ATF McNamee Family Trust upon closing of the Merger in exchange for its securities in Azora and (ii) 123,482 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Alalia Pty Ltd ATF McNamee Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. William McNamee, as the Director of Alalia Pty Ltd ATF McNamee Family Trust, has the power to vote and dispose of the securities held by Alalia Pty Ltd ATF McNamee Family Trust. The address for Alalia Pty Ltd ATF McNamee Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(60)	Consists of (i) 794 shares of Common Stock issued to the Alan C. & Agnes B. Mendelson Family Trust (the “Mendelson Family Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 23,490 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Mendelson Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Alan Mendelson, as the Trustee of the Mendelson Family Trust, has the power to vote and dispose of the securities held by the Mendelson Family Trust. The address for the Mendelson Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(61)	Consists of (i) 267 shares of Common Stock issued to Alisa Kaplan Yoo upon closing of the Merger in exchange for her securities in Azora and (ii) 7,893 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Ms. Kaplan Yoo upon closing of the Merger in exchange for her securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Ms. Kaplan Yoo is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(62)	Consists of (i) 400 shares of Common Stock issued to the ALKOV Family Trust upon closing of the Merger in exchange for its securities in Azora and (ii) 11,838 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the ALKOV Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Leonard Alkov and Georgia Alkov, as the Trustees of the ALKOV Family Trust, have the power to vote and dispose of the securities held by ALKOV Family Trust. The address for the ALKOV Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(63)	Consists of (i) 1,044 shares of Common Stock issued to Allison and Byron Z. Moldo upon closing of the Merger in exchange for their securities in Azora and (ii) 30,870 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Allison and Byron Z. Moldo upon closing of the Merger in exchange for their securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Allison and Byron Z. Moldo is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(64)	Consists of (i) 1,336 shares of Common Stock issued to Andrew Holder and Ronuck Desai upon closing of the Merger in exchange for their securities in Azora and (ii) 39,513 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Andrew Holder and Ronuck Desai upon closing of the Merger in exchange for their securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Andrew Holder and Ronuck Desai is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(65)	Consists of (i) 1,445 shares of Common Stock issued to Andrew Kirkpatrick upon closing of the Merger in exchange for his securities in Azora and (ii) 42,711 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Kirkpatrick upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Kirkpatrick is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(66)	Consists of (i) 3,803 shares of Common Stock issued to Arbutus Capital Holdings, GP upon closing of the Merger in exchange for its securities in Azora and (ii) 112,413 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Arbutus Capital Holdings, GP upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Michael Mohr, as the Authorized Signatory of Arbutus Capital Holdings, GP, has the power to vote and dispose of the securities held by Arbutus Capital Holdings, GP. The address for Arbutus Capital Holdings, GP is 149 S. Barrington Ave, #302, Los Angeles, California 90049.
(67)	Consists of (i) 266 shares of Common Stock issued to Avi Daniel Rosenblit upon closing of the Merger in exchange for his securities in Azora and (ii) 7,890 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Rosenblit upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Rosenblit is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(68)	Consists of (i) 1,337 shares of Common Stock issued to Barrie Altshuler and Alexander Farivar upon closing of the Merger in exchange for their securities in Azora and (ii) 39,519 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Barrie Altshuler and Alexander Farivar upon closing of the Merger in exchange for their securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Barrie Altshuler and Alexander Farivar is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.

(69)	Consists of (i) 8,845 shares of Common Stock issued to Benjamin and Erin Davidson upon closing of the Merger in exchange for their securities in Azora and (ii) 261,450 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Benjamin and Erin Davidson upon closing of the Merger in exchange for their securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Benjamin and Erin Davidson is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(70)	Consists of (i) 1,189 shares of Common Stock issued to the Bernet Family Trust UA DTD 3/19/92 (the “Bernet Family Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 35,164 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Bernet Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Kevin A. Bernet and Lori L. Bernet, as the Trustees of the Bernet Family Trust, have the power to vote and dispose of the securities held by the Bernet Family Trust. The address for the Bernet Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(71)	Consists of (i) 400 shares of Common Stock issued to the Bernet Living Trust dated April 17, 2019 (the “Bernet Living Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 11,843 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Bernet Living Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Ryan Bernet and Laura Bernet, as the trustees of the Bernet Living Trust, have the power to vote and dispose of the securities held by the Bernet Living. Trust The address for the Bernet Living Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(72)	Consists of (i) 1,044 shares of Common Stock issued to Binu Thayamkery upon closing of the Merger in exchange for his securities in Azora and (ii) 30,870 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Thayamkery upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Thayamkery is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(73)	Consists of (i) 1,190 shares of Common Stock issued to the Brian L. Tell Revocable Trust (the “Brian Tell Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 35,200 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Brian Tell Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Brian L. Tell, as the Trustee of the Brian Tell Trust, has the power to vote and dispose of the securities held by the Brian Tell Trust. The address for the Brian Tell Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(74)	Consists of (i) 1,044 shares of Common Stock issued to the Brian S. Weiner and Megan L Weiner Revocable Trust dated June 19, 2017 (the “Weiner Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 30,870 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Weiner Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Brian Weiner, as a Co-Trustee of the Weiner Trust, has the power to vote and dispose of the securities held by the Weiner Trust. The address for the Weiner Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(75)	Consists of (i) 1,335 shares of Common Stock issued to Bruce Wayne Hymanson and Carrie Masunaka Hymanson as Successors in Interest, Trustees, of the Bruce and Carrie Hymanson Family Trust UTD February 20, 2009 (the “Hymanson Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 39,459 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Hymanson Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Bruce Hymanson and Carrie Hymanson, as the Trustees of the Hymanson Trust, have the power to vote and dispose of the securities held by the Hymanson Trust. The address for the Hymanson Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(76)	Consists of (i) 1,311 shares of Common Stock issued to the Glushko-Karp Family Trust, dated July 15, 2021 (the “Glushko-Karp Family Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 38,762 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Glushko-Karp Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Carol Diane Karp and Victor Glushko, as the Trustees of the Glushko-Karp Family Trust, has the power to vote and dispose of the securities held by the Glushko-Karp Family Trust. The address for the Glushko-Karp Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(77)	Consists of (i) 534 shares of Common Stock issued to Carol O. Groetzinger upon closing of the Merger in exchange for her securities in Azora and (ii) 15,796 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Ms. Groetzinger upon closing of the Merger in exchange for her securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Ms. Groetzinger is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(78)	Consists of (i) 1,044 shares of Common Stock issued to Christopher Gallant upon closing of the Merger in exchange for his securities in Azora and (ii) 30,870 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Gallant upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Gallant is 2225 26th Street, Santa Monica, CA 90405.

(79)	Consists of (i) 2,667 shares of Common Stock issued to the Dennis Mayer Brown and Kay Yoffee Brown Family Trust, dated August 7, 1997 (the “Yoffee Brown Family Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 78,831 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Yoffee Brown Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Dennis Brown, as the Trustee of the Yoffee Brown Family Trust, has the power to vote and dispose of the securities held by the Yoffee Brown Family Trust. The address for the Yoffee Brown Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(80)	Consists of (i) 590 shares of Common Stock issued to Douglas Richard Oclassen upon closing of the Merger in exchange for his securities in Azora and (ii) 17,439 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Oclassen upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Oclassen is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(81)	Consists of (i) 2,380 shares of Common Stock issued to the Engleman Family Trust, dated February 13, 1986 (the “Engleman Family Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 70,355 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Engleman Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Edgar Engleman, as the Trustee of the Engleman Family Trust, has the power to vote and dispose of the securities held by the Engleman Family Trust. The address for the Engleman Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(82)	Consists of (i) 522 shares of Common Stock issued to Edward Segel upon closing of the Merger in exchange for his securities in Azora and (ii) 15,435 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Segel upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Segel is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(83)	Consists of (i) 1,334 shares of Common Stock issued to Equity Trust Custodian FBO Jennifer Cohen IRA (the “Jennifer Cohen IRA”) upon closing of the Merger in exchange for its securities in Azora and (ii) 39,432 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Jennifer Cohen IRA upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Jennifer Cohen, as the authorized signatory of the Jennifer Cohen IRA, has the power to vote and dispose of the securities held by the Jennifer Cohen IRA. The address for the Jennifer Cohen IRA is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(84)	Consists of (i) 2,235 shares of Common Stock issued to Equity Trust Company Custodian FBO Norman Sloan, IRA #200692493 (the “Norman Sloan IRA”) upon closing of the Merger in exchange for its securities in Azora and (ii) 66,065 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Norman Sloan IRA upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Norman D. Sloan, as the Trustee of the Norman Sloan IRA, has the power to vote and dispose of the securities held by the Norman Sloan IRA. The address for the Norman Sloan IRA is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(85)	Consists of (i) 667 shares of Common Stock issued to Erica G. Attonito and Robert M. Crowe upon closing of the Merger in exchange for their securities in Azora and (i) 19,723 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Erica G. Attonito and Robert M. Crowe upon closing of the Merger in exchange for their securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Erica G. Attonito and Robert M. Crowe is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(86)	Consists of (i) 1,334 shares of Common Stock issued to Eternal Bliss FLP (“Eternal Bliss”) upon closing of the Merger in exchange for its securities in Azora and (ii) 39,445 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Eternal Bliss upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Ravindranath Patel, as the General Partner of Eternal Bliss, has the power to vote and dispose of the securities held by Eternal Bliss. The address for Eternal Bliss is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(87)	Consists of (i) 590 shares of Common Stock issued to Glenn A. Oclassen, Jr. upon closing of the Merger in exchange for his securities in Azora and (ii) 17,439 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Oclassen, Jr. upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Oclassen, Jr. is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(88)	Consists of (i) 1,044 shares of Common Stock issued to the Goldberg 2011 Irrevocable Trust (the “Goldberg Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 30,870 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Goldberg Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Amanda Goldberg, as the Trustee of the Goldberg Trust, has the power to vote and dispose of the securities held by the Goldberg Trust. The address for the Goldberg Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(89)	Consists of (i) 667 shares of Common Stock issued to Granville Global I, LLC (“Granville Global”) upon closing of the Merger in exchange for its securities in Azora and (ii) 19,723 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Granville Global upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Michael Mohr, as the Manager of Granville Global, has the power to vote and dispose of the securities held by Granville Global. The address for Granville Global is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.

(90)	Consists of (i) 1,335 shares of Common Stock issued to Historic Ellicott Properties, Inc. (“Historic Ellicott Properties”) upon closing of the Merger in exchange for its securities in Azora and (ii) 39,468 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Historic Ellicott Properties upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Martin Taylor, as the authorized signatory of Historic Ellicott Properties, has the power to vote and dispose of the securities held by Historic Ellicott Properties. The address for Historic Ellicott Properties is 8 Park Center Ct, Suite 200, Owings Mills, Maryland 21117.
(91)	Consists of (i) 1,858 shares of Common Stock issued to the Hooper II Family Trust (the “Hooper Family Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 54,921 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Hooper Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Daniel E. Hooper and Anar Desai Hooper, as the Trustees of the Hooper Family Trust, have the power to vote and dispose of the securities held by the Hooper II Family Trust. The address for the Hooper Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(92)	Consists of (i) 1,311 shares of Common Stock issued to Janice Weiner and Larry Weiner upon closing of the Merger in exchange for their securities in Azora and (ii) 38,774 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Janice Weiner and Larry Weiner upon closing of the Merger in exchange for their securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Janice Weiner and Larry Weiner is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(93)	Consists of (i) 1,044 shares of Common Stock issued to Jason and Julie Breaux upon closing of the Merger in exchange for their securities in Azora and (ii) 30,870 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Jason and Julie Breaux upon closing of the Merger in exchange for their securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Jason and Julie Breaux is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(94)	Consists of (i) 2,088 shares of Common Stock issued to the Jennifer Louchheim Trust of 1984 (the “Jennifer Louchheim Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 61,741 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Jennifer Louchheim Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Mark Louchheim, as the Trustee of the Jennifer Louchheim Trust, has the power to vote and dispose of the securities held by the Jennifer Louchheim Trust. The address for the Jennifer Louchheim Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(95)	Consists of (i) 2,088 shares of Common Stock issued to Jennifer Schaab upon closing of the Merger in exchange for her securities in Azora and (ii) 61,741 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Ms. Schaab upon closing of the Merger in exchange for her securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Ms. Schaab is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(96)	Consists of (i) 522 shares of Common Stock issued to Josh Neckes upon closing of the Merger in exchange for his securities in Azora and (ii) 15,435 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Neckes upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Neckes is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(97)	Consists of (i) 522 shares of Common Stock issued to Joshua Gold upon closing of the Merger in exchange for his securities in Azora and (ii) 15,435 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Gold upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Gold is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(98)	Consists of (i) 2,088 shares of Common Stock issued to Lexington Acquisitions, LLC (“Lexington Acquisitions “) upon closing of the Merger in exchange for its securities in Azora and (ii) 61,741 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Lexington Acquisitions upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Daniel Cohen, as the Manager of Lexington Acquisitions, has the power to vote and dispose of the securities held by Lexington Acquisitions. The address for Lexington Acquisitions is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(99)	Consists of (i) 2,611 shares of Common Stock issued to Louisa Guy Roeder upon closing of the Merger in exchange for her securities in Azora and (ii) 77,176 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Ms. Guy Roeder upon closing of the Merger in exchange for her securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Ms. Guy Roeder is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(100)	Consists of (i) 1,044 shares of Common Stock issued to the Madison Trust Company, Custodian FBO Nathan Aaron Favini M21058066 (the “Madison Trust Company”) upon closing of the Merger in exchange for its securities in Azora and (ii) 30,870 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Madison Trust Company upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Nathan Favini, as the authorized signatory of Madison Trust Company, has the power to vote and dispose of the securities held by the Madison Trust Company. The address for Madison Trust Company is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.

(101)	Consists of (i) 2,088 shares of Common Stock issued to Maia and Matthew Wapnick upon closing of the Merger in exchange for their securities in Azora and (ii) 61,741 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Maia and Matthew Wapnick upon closing of the Merger in exchange for their securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Maia and Matthew Wapnick is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(102)	Consists of (i6,416 shares of Common Stock issued to Maria A. Cirino upon closing of the Merger in exchange for her securities in Azora and (ii) 189,642 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Ms. Cirino upon closing of the Merger in exchange for her securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Ms. Cirino is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(103)	Consists of (i) 266 shares of Common Stock issued to Martin and Cristin Taylor upon closing of the Merger in exchange for their securities in Azora and (ii) 7,887 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Martin and Cristin Taylor upon closing of the Merger in exchange for their securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Martin and Cristin Taylor is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(104)	Consists of (i) 522 shares of Common Stock issued to Martin Reichel upon closing of the Merger in exchange for his securities in Azora and (ii) 15,435 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Reichel upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Reichel is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(105)	Consists of (i) 3,427 shares of Common Stock issued to the Matt and Alli Davidson Trust upon closing of the Merger in exchange for its securities in Azora and (ii) 101,298 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Matt and Alli Davidson Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Matthew Davidson, as the Trustee of the Matt and Alli Davidson Trust, has the power to vote and dispose of the securities held by the Matt and Alli Davidson Trust. The address for the Matt and Alli Davidson Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(106)	Consists of (i) 3,133 shares of Common Stock issued to Matthew Louchheim upon closing of the Merger in exchange for his securities in Azora and (ii) 92,611 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Louchheim upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Louchheim is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(107)	Consists of (i) 590 shares of Common Stock issued to Matthew C. Oclassen upon closing of the Merger in exchange for his securities in Azora and (ii) 17,439 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Oclassen upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Oclassen is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(108)	Consists of (i) 534 shares of Common Stock issued to the Merchant Family Trust u/a/d February 5, 2019, as amended, (the “Merchant Family Trust”), upon closing of the Merger in exchange for its securities in Azora and (ii) 15,787 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Merchant Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Jackie Luk and Daniel Merchant as the Trustees of the Merchant Family Trust, have the power to vote and dispose of the securities held by the Merchant Family Trust. The address for the Merchant Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(109)	Consists of (i) 667 shares of Common Stock issued to Mervyn E. Bernet Trust dtd 12/10/1998 (the “Bernet Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 19,728 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Bernet Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Mervyn Bernet as the Trustee of the Bernet Trust, has the power to vote and dispose of the securities held by the Bernet Trust. The address for the Mervyn E. Bernet Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(110)	Consists of (i) 1,044 shares of Common Stock issued to the Miller Family Trust upon closing of the Merger in exchange for its securities in Azor and (ii) 30,870 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Miller Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Steven Miller, as the Trustee of the Miller Family Trust, has the power to vote and dispose of the securities held by the Miller Family Trust. The address for the Miller Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(111)	Consists of (i) 1,044 shares of Common Stock issued to the Kamath Family Trust UDT dated June 21, 2021 (the “Kamath Family Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 30,870 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Kamath Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Nandan V. Kamath, as the Trustee of the Kamath Family Trust, has the power to vote and dispose of the securities held by the Kamath Family Trust. The address for the Kamath Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.

(112)	Consists of (i) 333 shares of Common Stock issued to the Favini Living Trust, UAD 5/21/22 (the “Favini Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 9,864 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Favini Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Nathan Favini, as the Trustee of the Favini Trust, has the power to vote and dispose of the securities held by the Favini Trust. The address for the Favini Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(113)	Consists of (i) 1,102 shares of Common Stock issued to the Neil and Urmika Shah Family Trust upon closing of the Merger in exchange for its securities in Azora and (ii) 32,591 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Neil and Urmika Shah Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Neil Shah, as the Trustee of the Neil and Urmika Shah Family Trust, has the power to vote and dispose of the securities held by the Neil and Urmika Shah Family Trust. The address for the Neil and Urmika Shah Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(114)	Consists of (i) 522 shares of Common Stock issued to Noah Levin upon closing of the Merger in exchange for his securities in Azora and (ii) 15,435 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Levin upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Levin is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(115)	Consists of (i) 1,044 shares of Common Stock issued to Over the Luna LLC (“Over the Luna”) upon closing of the Merger in exchange for its securities in Azora and (ii) 30,870 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Over the Luna upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Elizabeth Burrows Gluck, as the Manager of Over the Luna, has the power to vote and dispose of the securities held by Over the Luna. The address for Over the Luna is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(116)	Consists of (i) 534 shares of Common Stock issued to Peter Rossetti upon closing of the Merger in exchange for his securities in Azora and (ii) 15,804 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Rossetti upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Rossetti is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(117)	Consists of (i) 1,578 shares of Common Stock issued to the Poole Family Trust upon closing of the Merger in exchange for its securities in Azora and (ii) 46,655 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Poole Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Stuart Poole, as the Trustee of Poole Family Trust, has the power to vote and dispose of the securities held by the Poole Family Trust. The address for the Poole Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(118)	Consists of (i) 267 shares of Common Stock issued to the Pradip & Hardika Shah Family Trust (the “Shah Family Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 7,892 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Shah Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Pradip Shah, as the Trustee of the Shah Family Trust, has the power to vote and dispose of the securities held by the Shah Family Trust. The address for the Shah Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(119)	Consists of (i) 522 shares of Common Stock issued to Prasanna Govindankutty upon closing of the Merger in exchange for her securities in Azora and (ii) 15,435 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Ms. Govindankutty upon closing of the Merger in exchange for her securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Ms. Govindankutty is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(120)	Consists of (i) 934 shares of Common Stock issued to Raghu Chivukula and Adrea Lee upon closing of the Merger in exchange for their securities in Azora and (ii) 27,614 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Raghu Chivukula and Adrea Lee upon closing of the Merger in exchange for their securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Raghu Chivukula and Adrea Lee is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(121)	Consists of (i) 522 shares of Common Stock issued to Richard L. Poletti, Trustee under declaration of trust dated March 11, 1996 (the “Poletti Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 15,435 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Poletti Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Richard Poletti, as the Trustee of the Poletti Trust, has the power to vote and dispose of the securities held by the Poletti Trust. The address for the Poletti Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(122)	Consists of (i) 1,044 shares of Common Stock issued to the RM 2020 Trust upon closing of the Merger in exchange for its securities in Azora and (ii) 30,870 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the RM 2020 Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Ravindra Majeti, as the Trustee of the RM 2020 Trust, has the power to vote and dispose of the securities held by RM 2020 Trust. The address for the RM 2020 Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.

(123)	Consists of (i) 3,803 shares of Common Stock issued to the RNM Trust upon closing of the Merger in exchange for its securities in Azora and (ii) 112,413 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the RNM Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Robert Mohr, as the Trustee of the RNM Trust, has the power to vote and dispose of the securities held by RNM Trust. The address for the RNM Trust is 1052 Monte Verde, Palm Springs, California 92264.
(124)	Consists of (i) 1,336 shares of Common Stock issued to Russell Kincaid and Ruth Kincaid upon closing of the Merger in exchange for their securities in Azora and (ii) 39,490 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Russell Kincaid and Ruth Kincaid upon closing of the Merger in exchange for their securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Russell Kincaid and Ruth Kincaid is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(125)	Consists of (i) 1,671 shares of Common Stock issued to Sandra Vazquez and Cesar Gonzalez upon closing of the Merger in exchange for their securities in Azora and (ii) 49,393 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Sandra Vazquez and Cesar Gonzalez upon closing of the Merger in exchange for their securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Sandra Vazquez and Cesar Gonzalez is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(126)	Consists of (i) 2,380 shares of Common Stock issued to the Sands Family Trust dtd 3/16/90 (the “Sands Family Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 70,361 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Sands Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Victor Sands, as the Trustee of the Sands Family Trust, has the power to vote and dispose of the securities held by the Sands Family Trust. The address for the Sands Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(127)	Consists of (i) 2,611 shares of Common Stock issued to Sarah Roeder upon closing of the Merger in exchange for her securities in Azora and (ii) 77,176 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Ms. Roeder upon closing of the Merger in exchange for her securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Ms. Roeder is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(128)	Consists of (i) 534 shares of Common Stock issued to Scott Celander upon closing of the Merger in exchange for his securities in Azora and (ii) 15,784 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Celander upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Celander is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(129)	Consists of (i) 668 shares of Common Stock issued to Scott Goldsmith upon closing of the Merger in exchange for his securities in Azora and (ii) 19,760 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Goldsmith upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Goldsmith is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(130)	Consists of (i) 2,088 shares of Common Stock issued to Sendowski & Associates 401(K)PSP dtd 01/01/2011 Michael Sendowski Trustee (the “Sendowski Trust”) upon closing of the Merger in exchange for its securities in Azora and 61,741 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Sendowski Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Michael Sendowski, as the Trustee of Sendowski Trust, has the power to vote and dispose of the securities held by Sendowski Trust. The address for the Sendowski Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(131)	Consists of (i) 1,334 shares of Common Stock issued to Seth Ellis and Josetta Sbeglia upon closing of the Merger in exchange for their securities in Azora and (ii) 39,449 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Seth Ellis and Josetta Sbeglia upon closing of the Merger in exchange for their securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Seth Ellis and Josetta Sbeglia is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(132)	Consists of (i) 417 shares of Common Stock issued to Shinzo Saiki upon closing of the Merger in exchange for his securities in Azora and (ii) 12,348 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Saiki upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Saiki is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(133)	Consists of (i) 1,044 shares of Common Stock issued to the Shvetz Living Trust upon closing of the Merger in exchange for its securities in Azora and (ii) 30,870 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Shvetz Living Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Brendon Shvetz, as the Trustee of the Shvetz Living Trust, has the power to vote and dispose of the securities held by the Shvetz Living Trust. The address for the Shvetz Living Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(134)	Consists of (i) 266 shares of Common Stock issued to Sonia Jain upon closing of the Merger in exchange for her securities in Azora and (ii) 7,878 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Ms. Jain upon closing of the Merger in exchange for her securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Ms. Jain is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(135)	Consists of (i) 267 shares of Common Stock issued to Taylor Waxman and Kristen Daniel upon closing of the Merger in exchange for their securities in Azora and (ii) 7,894 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Taylor Waxman and Kristen Daniel upon closing of the Merger in exchange for their securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Taylor Waxman and Kristen Daniel is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.

(136)	Consists of (i) 2,381 shares of Common Stock issued to the Bava Family Trust (the “Bava Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 70,398 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Bava Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Gordon Bava, as the Trustee of the Bava Trust, has the power to vote and dispose of the securities held by the Bava Trust. The address for Bava Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(137)	Consists of (i) 1,044 shares of Common Stock issued to the Brand Agency LLC (“Brand Agency”) upon closing of the Merger in exchange for its securities in Azora and (ii) 30,870 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Brand Agency upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Priscila R. Martinez Gonzalez, as the CEO and Founder of the Brand Agency, has the power to vote and dispose of the securities held by the Brand Agency. The address for the Brand Agency is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(138)	Consists of (i) 9,828 shares of Common Stock issued to the De la Cruz Wesley Trust dated November 8, 2024 (the “De la Cruz Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 290,511 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the De la Cruz Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Gregory Wesley and Victor De la Cruz, as the Trustees of the De La Cruz Trust, have the power to vote and dispose of the securities held by the De La Cruz Trust. The address for the De la Cruz Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(139)	Consists of (i) 267 shares of Common Stock issued to the Fisher Family Trust (the “Fisher Family Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 7,900 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Fisher Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Mitch Fisher, as the Trustee of the Fisher Family Trust, has the power to vote and dispose of the securities held by the Fisher Family Trust. The address for the Fisher Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(140)	Consists of (i) 401 shares of Common Stock issued to the Jeremy and Jill Carlson Family Trust (the “Carlson Family Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 11,855 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Carlson Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Jeremy Calrson and Jill Carlson, as the Trustees of the Carlson Family Trust, have the power to vote and dispose of the securities held by the Carlson Family Trust. The address for the Carlson Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(141)	Consists of (i) 2,438 shares of Common Stock issued to the Kanofsky Family Trust (the “Kanofsky Family Trust “) upon closing of the Merger in exchange for its securities in Azora and (ii) 72,069 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Kanofsky Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Gordon R. Kanofsky, as the Trustee of the Kanofsky Family Trust, has the power to vote and dispose of the securities held by the Kanofsky Family Trust. The address for the Kanofsky Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(142)	Consists of (i) 267 shares of Common Stock issued to the Lawrance and Sara Sloan Family Trust (the “Sloan Family Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 7,898 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Sloan Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Lawrance Sloan, as the Trustee of the Sloan Family Trust, has the power to vote and dispose of the securities held by Sloan Family Trust. The address for the Sloan Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(143)	Consists of (i) 2,381 shares of Common Stock issued to the Levin Family Truste utd 9/22/12 (the “Levin Family Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 70,398 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Levin Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Kenneth Levin and Jill Levin, as the Trustees of the Levin Family Trust, have the power to vote and dispose of the securities held by the Levin Family Trust. The address for the Levin Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(144)	Consists of (i) 2,757 shares of Common Stock issued to the Manhattan Revocable Trust (the “Manhattan Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 81,500 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Manhattan Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Mike Rozenblatt, as the Trustee of the Manhattan Trust, has the power to vote and dispose of the securities held by the Manhattan Revocable Trust. The address for the Manhattan Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.

(145)	Consists of (i) 1,044 shares of Common Stock issued to the Philip Raskind Revocable Trust (the “Raskind Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 30,870 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Raskind Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Philip Raskind, as the Trustee of the Raskind Trust, has the power to vote and dispose of the securities held by Raskind Trust. The address for the Raskind Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(146)	Consists of (i) 267 shares of Common Stock issued to Adaro Ventures LLC (“Adaro Ventures”) upon closing of the Merger in exchange for its securities in Azora and (ii) 7,907 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Adaro Ventures upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Ryan Fisher, as the Managing Member of Adaro Ventures, has the power to vote and dispose of the securities held by Adaro Ventures. The address for Adaro Ventures is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(147)	Consists of (i) 3,423 shares of Common Stock issued to the Tanbark Trust upon closing of the Merger in exchange for its securities in Azora and (ii) 101,198 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Tanbark Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Tayla Levi, as the Trustee of the Tanbark Trust, has the power to vote and dispose of the securities held by the Tanbark Trust. The address for the Tanbark Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(148)	Consists of (i) 267 shares of Common Stock issued to the Taylor Family Trust dated August 11, 2017 (the “Taylor Family Trust”) upon closing of the Merger in exchange for its securities in Azora and (ii) 7,897 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Taylor Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Julia Taylor, as the Grantor and Trustee of the Taylor Family Trust, has the power to vote and dispose of the securities held by the Taylor Family Trust. The address for the Taylor Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(149)	Consists of (i) 400 shares of Common Stock issued to the Wesley Family Trust upon closing of the Merger in exchange for its securities in Azora and (ii) 11,847 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Wesley Family Trust, dated Oct. 21, 1987, as amended (the “Wesley Family Trust”) upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Nadine Wesley and David Wesley, as the Trustees of the Wesley Family Trust, have the power to vote and dispose of the securities held by The Wesley Family Trust. The address for the Wesley Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(150)	Consists of (i) 1,044 shares of Common Stock issued to the Pangam Thakur Family Trust upon closing of the Merger in exchange for its securities in Azora and (ii) 30,870 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Pangam Thakur Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Amrita Thakur, as the Co-Trustee of the Pangam Thakur Family Trust, has the power to vote and dispose of the securities held by the Pangam Thakur Family Trust. The address for the Pangam Thakur Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(151)	Consists of (i) 6,677 shares of Common Stock issued to the Thomas S. Roeder Irrevocable Family Trust - 2019 (the “Roeder Family Trust”) upon closing of the Merger in exchange for its securities in Azoraand (ii) 197,359 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Roeder Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Thomas Roeder, as the Trustee of the Roeder Family Trust, has the power to vote and dispose of the securities held by Roeder Family Trust. The address for the Roeder Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(152)	Consists of (i) 2,255 shares of Common Stock issued to Toby Comess-Daniels upon closing of the Merger in exchange for her securities in Azora and (ii) 66,669 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Ms. Comess-Daniels upon closing of the Merger in exchange for her securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Ms. Comess-Daniels is 12028 Navy St, Los Angeles, CA 90066.
(153)	Consists of (i) 1,044 shares of Common Stock issued to Trent Herren upon closing of the Merger in exchange for his securities in Azora and (ii) 30,870 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to Mr. Herren upon closing of the Merger in exchange for his securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. The address for Mr. Herren is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.
(154)	Consists of (i) 794 shares of Common Stock issued to VP Company Investments 2018, LLC (“VP Company Investments”) upon closing of the Merger in exchange for its securities in Azora and (ii) 23,488 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to VP Company Investments upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Peter Handrinos, as a Member of the Management Committee of VP Company Investments, has the power to vote and dispose of the securities held by VP Company Investments. The address for VP Company Investments is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.

(155)	Consists of (i) 266 shares of Common Stock issued to the Yousuf and Maria Bhaijee Family Trust (the “Bhaijee Family Trust”) upon closing of the Merger in exchange for its securities in Azora and (i) 7,890 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock issued to the Bhaijee Family Trust upon closing of the Merger in exchange for its securities in Azora, the conversion of which is subject to approval by the Company’s stockholders. Yousuf Bhaijee and Maria Bhaijee, as the Growth Advisors of the Bhaijee Family Trust, have the power to vote and dispose of the securities held by the Bhaijee Family Trust. The address for the Bhaijee Family Trust is c/o Adial Pharmaceuticals, Inc., 4870 Sadler Rd, Suite 300, Glen Allen, Virginia 23060.

Material Relationships with the Selling Stockholders

The following Selling Stockholders have or previously had the below material relationships with us or Azora within the past three years:

●	Upon completion of the Merger, Matthew Davidson was appointed as Chief Development Officer and as a Class I director of the Company. It is currently anticipated that Dr. Davidson will be appointed as the Company’s President and Chief Executive Officer effective promptly after the Company’s reconvened 2026 Annual Meeting if certain of the proposals being presented to stockholders are approved. Prior to completion of the Merger, Dr. Davidson served as the Chief Executive Officer, Co-Founder and Chairman of the Board of Directors of Azora since March 2019.

●	Upon completion of the Merger, Wendy P. Young, Ph.D. was appointed as a Class III director of the Company. Dr. Young also participated in the PIPE and agreed to purchase PIPE Pre-Funded Warrants to purchase 36,378 shares of Common Stock for an aggregate purchase price of $100,000 at the Initial Closing.

●	Upon completion of the Merger, Julie Saiki was appointed as Executive Vice President of Strategy of the Company. Prior to completion of the Merger, Ms. Saiki served as Chief Operating Officer since March 2019 and as a director of Azora since May 2017.

●	Prior to the Merger, Dennis Brown served as a director of Azora from June 2021 to June 2026.

●	Prior to the Merger, Adam Cutler served as Chief Financial Officer and Chief Business Officer of Azora from March 2026 to June 2026.

●	As noted above, the following Selling Stockholders held Azora Notes in the aggregate principal amount of $5.5 million prior to the Merger and closing of the Note Exchange and received Noteholder Pre-Funded Warrants upon closing of the Note Exchange in exchange for the extinguishment of the guaranty and retirement of the Azora Notes: 3i, 7G BioVentures, Adam Cutler, B Group, David J. Strupp, Jr., Macias, Morcach, MR Scout, Nicholas Griffith, Persistent, RHOM, Ryan Stevens, the Kingsland Family Trust, the Jayaram Trust, Scott Teger, Seligman, the Benenson Trust, the Levine Family Trust, the Davidson Family Trust, and Thomas Massaro.

●	As noted above, each of the Selling Stockholders that were issued shares of Common Stock and Series A Preferred Stock in the Merger held securities of Azora prior to the Merger and received shares of Common Stock and Series A Preferred Stock in exchange for such Azora securities upon closing of the Merger.

●	Matthew Rabinowitz, managing member of MR Scout Fund GP, which is in turn the general partner of MR Scout, has served on the Azora Advisory Board since August 30, 2023. Mr. Rabinowitz also holds options to purchase 29,043 shares of Common Stock, which options were assumed by the Company upon closing of the Merger.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Resale Shares or interests in Resale Shares received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Resale Shares or interests in Resale Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of Resale Shares or interests therein:

●	distributions to members, partners, stockholders or other equityholders of the selling stockholders;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the Resale Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholders for purposes of this prospectus.

In connection with the sale of Resale Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell Resale Shares short and deliver these securities to close out their short positions, or loan or pledge the Resale Shares to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the Resale Shares offered by them will be the purchase price of the Resale Shares less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Resale Shares to be made directly or through agents. We will not receive any of the proceeds from this offering. If any Initial Closing Pre-Funded Warrants are exercised for cash, we will receive the nominal exercise price.

The Selling Stockholders also may resell all or a portion of the Resale Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Resale Shares or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the Resale Shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Resale Shares to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Resale Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Resale Shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Resale Shares offered by this prospectus.

We have agreed with the Selling Stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the Selling Stockholders shall have resold or otherwise disposed of all the Resale Shares covered by this prospectus and (ii) the date on which the Resale Shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

There can be no assurance that any Selling Stockholder will sell any or all of the Resale Shares registered pursuant to the registration statement of which this prospectus forms a part.

LEGAL MATTERS

The validity of the shares of our Common Stock being offered by this prospectus has been passed upon for us by Blank Rome LLP, New York, New York.

EXPERTS

The consolidated financial statements of Adial Pharmaceuticals, Inc. as of December 31, 2025, and for the year ended December 31, 2025, incorporated by reference in this registration statement have been audited by CBIZ CPAs P.C., an independent registered public accounting firm, as stated in their report (the report on the consolidated financial statements contains an explanatory paragraph regarding our ability to continue as a going concern). Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Adial Pharmaceuticals, Inc. as of December 31, 2024, and for the year ended December 31, 2024, incorporated by reference in this registration statement have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report (the report on the consolidated financial statements contains an explanatory paragraph regarding our ability to continue as a going concern). Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Azora Therapeutics, Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this registration statement have been audited by CBIZ CPAs P.C., an independent auditor, as stated in their report (the report on the financial statements contains an explanatory paragraph regarding Azora’s ability to continue as a going concern). Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we, the Selling Stockholders nor any agent, underwriter or dealer has authorized any person to provide you with different information. Neither we nor the Selling Stockholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We also make these documents available on our website at www.adial.com. Information on our website is not incorporated by reference into this prospectus. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 5, 2026;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 8, 2026;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 14, 2026;

●	Our Current Reports on Form 8-K (except for information contained therein which is furnished rather than filed) filed with the SEC on January 6, 2026, February 4, 2026, February 24, 2026, March 3, 2026, April 9, 2026, June 11, 2026 (as amended on August 11, 2026), August 13, 2026, August 21, 2026, August 25, 2026, September 16, 2026, September 18, 2026, October 2, 2026 and October 16, 2026.

●	The description of our Common Stock set forth in (i) our registration statements on Form 8-A12B, filed with the SEC on December 11, 2017 and Form 8-A12B/A filed with the SEC on July 23, 2018 (File No. 001-38323) and (ii) Exhibit 4.17 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 5, 2026.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

We will furnish, without charge, to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Adial Pharmaceuticals, Inc.
4870 Sadler Road, Ste 300
Glen Allen, VA 23060
Telephone (804) 487-8196
Attention: Corporate Secretary

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at ir.adial.com/sec-filings. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

25,148,970 Shares of
Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant, other than any estimated underwriting discounts and commissions, in connection with the offering and sale of the shares of Common Stock being registered. The Selling Stockholders will pay any underwriting discounts, commissions and transfer taxes applicable to shares of Common Stock sold by them. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$18,928
Legal fees and expenses	100,000
Accounting fees and expenses	32,000
Miscellaneous fees and expenses	10,072
Total	$161,000

Item 15. Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

Our Certificate of Incorporation, and amended and restated bylaws (“Bylaws”) provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derives an improper personal benefit;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares; or

●	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our Certificate of Incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Company or any of our affiliated enterprises. Under these agreements, we are not required to provide indemnification for certain matters, including:

●	indemnification beyond that permitted by the Delaware General Corporation Law;

●	indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;

●	indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of our stock;

●	indemnification for proceedings involving a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty, but only to the extent of such specific determination;

●	indemnification for proceedings or claims brought by an officer or director against us or any of our directors, officers, employees or agents, except for claims to establish a right of indemnification or proceedings or claims approved by our board of directors or required by law;

●	indemnification for settlements the director or officer enters into without our consent; or

●	indemnification in violation of any undertaking required by the Securities Act or in any registration statement filed by us.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Except as otherwise disclosed in our filings with the SEC, there is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We have an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16. Exhibits and financial statement schedules.

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-3, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	That, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated June 11, 2026, by and among Adial Pharmaceuticals, Inc., Adial Merger Sub I, Inc., Adial Merger Sub II, LLC and Azora Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 11, 2026).
3.1	Certificate of Incorporation of Adial Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on September 7, 2017).
3.2	Amended and Restated Bylaws of Adial Pharmaceuticals, Inc., dated February 22, 2022 (Incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K), filed with the Securities and Exchange Commission on March 28, 2022).
3.3	Certificate of Amendment to Certificate of Incorporation of Adial Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K, filed with the Securities and Exchange Commission on August 4, 2023).
3.4	Certificate of Amendment to Certificate of Incorporation of Adial Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on August 1, 2025).
3.5	Certificate of Amendment to Certificate of Incorporation of Adial Pharmaceuticals, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 4, 2026).
3.6	Certificate of Designation of Series A Non-Voting Convertible Preferred Stock, dated June 11, 2026 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 11, 2026).
4.1	Form of Initial Closing Pre-Funded Warrant (PIPE) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 11, 2026).
4.2	Form of Pre-Funded Warrant (Note Exchange) (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 11, 2026).
5.1#	Opinion of Blank Rome LLP (incorporated by reference to Exhibit 5.1 of the Company’s Registration Statement on Form S-3 (File No. 333-298636) filed on August 28, 2026).
10.1*	Form of Securities Purchase Agreement, dated as of June 11, 2026, by and among Adial Pharmaceuticals, Inc. and each investor listed on Exhibit A thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 11, 2026).
10.2*	Form of Exchange Agreement, dated as of June 11, 2026, by and among Adial Pharmaceuticals, Inc. and each note holder listed on Exhibit A thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 11, 2026).
10.3	Form of Registration Rights Agreement, by and among Adial Pharmaceuticals, Inc. and the investors signatory thereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, File No. 001-38323, filed with the Securities and Exchange Commission on June 11, 2026).
10.4	Amendment No. 1 to Securities Purchase Agreement, dated August 12, 2026, by and between Adial Pharmaceuticals, Inc. and the investor signatories thereto (incorporated by reference to Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q, File No. 001-38323, filed with the Securities and Exchange Commission on August 12, 2026).
10.5	Amendment No. 2 to Securities Purchase Agreement, dated September 16, 2026, by and between Adial Pharmaceuticals, Inc. and the investor signatories thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 16, 2026).
10.6	Amendment No. 1 to Note Exchange Agreement, dated September 16, 2026, by and between Adial Pharmaceuticals, Inc. and the investor signatories thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 16, 2026).
23.1##	Consent of Marcum LLP, former independent registered public accounting firm for Adial Pharmaceuticals, Inc.
23.2##	Consent of CBIZ CPAs P.C., independent registered public accounting firm for Adial Pharmaceuticals, Inc.
23.3##	Consent of CBIZ CPAs P.C., independent auditor for Azora Therapeutics, Inc.
23.4#	Consent of Blank Rome LLP (Included in Exhibit 5.1).
24.1#	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Company’s Registration Statement on Form S-3 (File No. 333-298636) filed on August 28, 2026).
107#	Filing Fee Table (incorporated by reference to Exhibit 107 of the Company’s Registration Statement on Form S-3 (File No. 333-298636) filed on August 28, 2026).

#	Previously filed
##	Filed herewith

*	Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K. The redacted information has been marked by brackets as [***]. The Company agrees to furnish supplementally an unredacted copy of this Exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Glen Allen, State of Virginia, on the 20th day of October, 2026.

ADIAL PHARMACEUTICALS, INC.

By:	/s/ Cary J. Claiborne
Name:	Cary J. Claiborne
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cary J. Claiborne	Chief Executive Officer, President and Member of the Board of Directors	October 20, 2026
Cary J. Claiborne	(Principal Executive Officer)

/s/ Vinay Shah	Chief Financial Officer	October 20, 2026
Vinay Shah	(Principal Financial and Accounting Officer)

*	Member of the Board of Directors	October 20, 2026
Robertson H. Gilliland

*	Member of the Board of Directors	October 20, 2026
Kermit Anderson

*	Member of the Board of Directors	October 20, 2026
Kevin Schuyler, CFA

*	Chief Development Officer and Member of the Board of Directors	October 20, 2026
Matt Davidson, Ph.D.

*	Member of the Board of Directors	October 20, 2026
Wendy Young

* By:	/s/ Cary J Claiborne,
Cary J. Claiborne
Attorney-in-fact